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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Select Energy Services, Inc.
515 Post Oak Blvd., Suite 200
Houston, Texas 77027

Dear Fellow Stockholder:

        It is my pleasure to invite you to attend the 2019 Annual Meeting of Stockholders of Select Energy Services, Inc. (the "Annual Meeting") to be held on May 10, 2019, at 1:00 p.m. local time, at 1800 West Loop South, Suite 1210, Houston, Texas 77027.

        The following Notice of Annual Meeting describes the business to be conducted at the 2019 Annual Meeting of Stockholders. We encourage you to review the materials and vote your shares.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE "FOR" PROPOSALS 1, 2 AND 3 DESCRIBED IN THE PROXY STATEMENT.

        The Board has fixed the close of business on March 11, 2019 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof. Attendance is limited to stockholders of the Company, their proxy holders and our guests. Stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of March 11, 2019 in order to be admitted to the meeting.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you can also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.

        Thank you for your support.

Sincerely,

John Schmitz Executive Chairman of the Board

VOTING YOUR SHARES IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE. YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY/VOTING INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2019

        NOTICE IS HEREBY GIVEN that the Board of Directors (our "Board") of Select Energy Services, Inc., a Delaware corporation ("Select Energy Services" or the the "Company") has called the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of the Company, which will be held on May 10, 2019 at 1:00 p.m., local time, at 1800 West Loop South, Suite 1210, Houston, Texas 77027, to consider the following proposals:

  1.
  To elect the nine director nominees named in this Proxy Statement to our Board;

  2.
  To ratify the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2019;

  3.
  To approve an amendment to our Third Amended and Restated Certificate of Incorporation (the "Charter"), in substantially the form attached to the proxy statement as Appendix A, to change the stockholder vote required to amend our Amended and Restated Bylaws (the "Bylaws") from a 66 2/3% to a majority vote requirement; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying Proxy Statement more fully describes these matters. We have not received notice of any other matter that may be properly presented at the Annual Meeting.

        Only holders of common stock of record at the close of business on March 11, 2019, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For security purposes, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver's license or passport, to gain admission to the Annual Meeting. Packages, boxes, handbags, briefcases and other items are subject to inspection.

        Your vote is important. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating and promptly mailing your proxy/voting instruction card that was included. If you attend the Annual Meeting, you may vote in person.

By Order of the Board of Directors,

Adam R. Law Senior Vice President, General Counsel & Corporate Secretary

This proxy statement is dated March 22, 2019 and is being furnished or mailed with the form of proxy beginning on March 29, 2019.

IMPORTANT NOTICE

        Voting your shares is important. If you do not expect to attend the Annual Meeting of Stockholders or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you can also submit your proxy/voting instruction by completing, signing, dating and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

i

Annual Meeting of Stockholders
To Be Held May 10, 2019

        This Proxy Statement is furnished to stockholders of Select Energy Services for use at its Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 10, 2019, at 1800 West Loop South, Suite 1210, Houston, Texas 77027, or at any postponements or adjournments of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being furnished or sent to stockholders is March 29, 2019.

Page
Information about the Proxy Process and Voting	2
Annual Meeting	8
Proposal 1—Election of Directors	10
Board of Directors Nominees	11
Executive Officers	15
Corporate Governance Matters	17
Security Ownership of Certain Beneficial Owners and Management	22
Certain Relationships and Related Party Transactions	25
Section 16(a) Beneficial Ownership Reporting Compliance	31
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm	32
Report of the Audit Committee of the Board of Directors	33
Proposal 3—Approval of the Amendment to our Charter to Change the Stockholder Vote Required to Amend our Bylaws from 66 2/3% to a Majority Vote Requirement	35
Compensation, Discussion & Analysis	37
Report of the Compensation Committee of the Board of Directors	49
2018 Executive Compensation Tables	50
Director Compensation	60
Equity Compensation Plan Information	62
Stock Performance Graph	63
Other Matters	63
Appendix A: Approval of the Amendment to our Charter to Change the Stockholder Vote Required to Amend our Bylaws from 66 2/3% to a Majority Vote Requirement	A-1

ii

Proxy Statement
For
2019 Annual Meeting of Stockholders
To be held on May 10, 2019

        The Board of Directors (our "Board") of Select Energy Services, Inc. (which we refer to as "Select Energy Services," the "Company," "we," "our" or "us") is furnishing this proxy statement to you over the Internet or delivering this proxy statement to you by mail in connection with the solicitation of proxies by our Board and the solicitation of voting instructions, in each case for use at the 2019 Annual Meeting of Stockholders to be held on May 10, 2019, and at any adjournments or postponements thereof.

        On or about March 29, 2019, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our stockholders, and we also will commence mailing to some of our stockholders, and make available electronically over the Internet to all of our stockholders: (1) the Notice of 2019 Annual Meeting of Stockholders and this proxy statement; and (2) our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2018 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.

Summary Information Regarding 2019 Annual Meeting of Stockholders

Date and Time:	May 10, 2019, 1:00 p.m. local time
Location:	1800 West Loop South, Suite 1210, Houston, Texas 77027
Record Date:	March 11, 2019
Voting Methods:

Internet	Telephone	Mail	In Person

Visit www.proxyvote.com

Available until 11:59 p.m.
Eastern time on
May 9, 2019.

You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.
Call 1-800-690-6903

Available until 11:59 p.m.
Eastern time on
May 9, 2019.

	You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.	Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.	If you plan to attend to vote in person, you will need to present at the meeting evidence of your share ownership and a valid, government-issued photo identification.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

What is a proxy and what is a proxy statement?

        A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

        The rules of the SEC permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.

Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

        We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our stockholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our stockholders who have previously elected to receive proxy materials electronically. Those stockholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.

How can I access the proxy materials over the Internet?

        Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the 2019 Annual Meeting of Stockholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at www.selectenergyservices.com.

        Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

        If you receive a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our proxy materials by mail.

What is a record date and who is entitled to vote at the meeting?

        A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The record date for the 2019 Annual Meeting is March 11, 2019 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Select Energy Services' Class A common stock and Class B common stock (collectively, the "common stock") as of the close of business on March 11, 2019 are entitled to receive notice of and to vote at the 2019 Annual Meeting and at any adjournments or postponements thereof.

How many shares can be voted and what is a quorum?

        You are entitled to one vote for each share of Select Energy Services' common stock that you owned as of the close of business on March 11, 2019, and you may vote all of those shares. Only our common stock has voting rights. On the record date, there were 106,112,980 shares of our common stock outstanding and entitled to vote at the 2019 Annual Meeting and approximately 99 holders of record and approximately 7,920 beneficial owners holding shares in "street name."

        A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the 2019 Annual Meeting. The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the 2019 Annual Meeting, or 53,056,491 shares of our common stock based on the record date of March 11, 2019, will constitute a quorum to hold the 2019 Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the 2019 Annual Meeting and counted toward the quorum.

What different methods can I use to vote my shares?

        You have a choice of voting your shares:

  •
  Over the Internet;

  •
  By telephone;

  •
  By mail; or

  •
  In person at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we encourage you to vote your shares over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your particular situation.

If you vote your shares over the Internet or by telephone,
you should not return a proxy/voting instruction card.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a "vote instruction form" provided to you.

How do I vote my shares if I am a "record holder" (shares registered in my name)?

        Voting over the Internet.    Voting over the Internet is easy, fast and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

        Voting by telephone.    Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

        Voting by mail.    You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you can vote by mail by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

        Voting in person at the meeting.    If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to present at the Annual Meeting evidence of your share ownership and a valid, government-issued photo identification, such as a driver's license or passport.

How do I vote my shares if I am a "beneficial owner" (shares held in "street name")?

        Voting over the Internet, by telephone or by mail.    If your shares are registered or held in the name of your broker, bank or other nominee ("street name"), you have the right to direct your broker, bank or other nominee on how to vote your shares by using the method specified by your broker, bank or other nominee. In addition to voting by mail, a large number of brokerage firms and banks are participating in Internet or telephone voting programs. These programs provide eligible "street name" stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks are participating in these programs.

        Voting in person at the meeting.    If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend the Annual Meeting to vote in person, you should contact your broker, bank or other nominee to obtain a broker's proxy and bring it with you to the Annual Meeting, together with a valid, government-issued photo identification, such as a driver's license or passport, and your account statement or other evidence of your share ownership.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by submitting a later vote electronically or via phone or, if you are a stockholder of record, by attending the Annual Meeting and voting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Secretary at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, a written notice of revocation prior to the Annual Meeting.

        Please note, however, that if your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such representative.

What happens if I do not indicate how to vote my proxy?

        If you sign your proxy card without providing further instructions, your shares will be voted:

  •
  "FOR" the election of the nine director nominees named in this proxy statement to hold office until our 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  •
  "FOR" the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  •
  "FOR" the approval of the amendment to our Charter to change the stockholder vote required to amend our Bylaws from 66 2/3% to a majority vote requirement.

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How will my shares be voted if I do not provide instructions to my broker?

        It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under NYSE rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on "routine" matters, but not on "non-routine" matters. Under NYSE rules as currently in effect, "routine" matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2019 is the only proposal set forth in this proxy statement that is considered "routine" under NYSE rules. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2019. Under NYSE rules, the proposal to elect the nominees for director named in this proxy statement and the proposal to approve to amend our Charter to change the stockholder vote required to amend our Bylaws from a 66 2/3% to a majority vote requirement, as disclosed in this proxy statement are not "routine" and your broker, bank or other nominee will not have the discretion to vote your shares on these proposals.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?

        If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Select Energy Services' common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC, which may be reached by telephone at 1-972-684-5310, by email at Admin12@astfinancial.com or over the Internet at https://www.astfinancial.com.

How does the Board recommend that I vote my shares?

        A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board's recommendations. The Board's recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  Proposal 1—FOR the election of the nine director nominees named in this proxy statement to hold office until our 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  •
  Proposal 2—FOR the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  •
  Proposal 3—FOR the approval of the amendment to our Charter to change the stockholder vote required to amend our Bylaws from 66 2/3% to a majority vote requirement.

        If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.

Who may vote during the Annual Meeting?

        Stockholders who owned shares of the Company's common stock as of the close of business on March 11, 2019 are entitled to vote during the Annual Meeting. As of the Record Date, there were 106,112,980 shares of our common stock issued and outstanding.

How many votes must be present to hold the Annual Meeting?

        Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on one proposal or all three proposals), or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton LLP to serve as our independent registered public accounting firm (as discussed further below). On March 11, 2019, there were 106,112,980 shares of the Company's common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 53,056,491 shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.

How many votes do I have?

        Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management."

What is the proxy card?

        The proxy card enables you to appoint John D. Schmitz, the Company's Executive Chairman, and Holli C. Ladhani, the Company's President and Chief Executive Officer, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Schmitz and Ms. Ladhani to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential to the extent possible and will not be disclosed except as may be necessary to meet legal requirements.

Who will tabulate and oversee the vote?

        Representatives of Broadridge Financial Solutions, Inc. will tabulate and oversee the vote.

Do I need an admission ticket to attend the Annual Meeting?

        All stockholders are welcome to attend the Annual Meeting. Because seating is limited, admission will be on a first-come, first-served basis. No ticket is required for admission to the Annual Meeting. For security purposes, however, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver's license or passport, to gain admission to the Annual Meeting. Additionally, packages, boxes, handbags, briefcases and other items are subject to inspection.

Where can I find the voting results of the Annual Meeting?

        We intend to announce the preliminary voting results at the Annual Meeting and to disclose final results in a Current Report on Form 8-K, which we will file with the SEC and make available through the Investors section of our website at http://investors.selectenergyservices.com/sec-filings within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Who can help answer my questions?

        Stockholders who have questions about the proposals described in this proxy statement, how to execute your vote, or need assistance in completing or submitting their proxy cards should contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027.

ANNUAL MEETING

Date, Time, Place and Purpose of the Annual Meeting

        The Annual Meeting will be held on May 10, 2019, at 1:00 p.m. local time, at 1800 West Loop South, Suite 1210, Houston, Texas 77027. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

  •
  Proposal 1—the election of the nine director nominees named in this proxy statement to hold office until our 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  •
  Proposal 2—the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  •
  Proposal 3—the approval of the amendment to our Charter to change the stockholder vote required to amend our Bylaws from 66 2/3% to a majority vote requirement

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Could other matters be decided at the meeting?

        At the date of this proxy statement, our Board was not aware of any business to be acted upon or matters to be raised at the Annual Meeting other than those referred to in this proxy statement and did not intend to bring before the Annual Meeting any matter other than the proposals described in this proxy statement.

        The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Attendance at the Annual Meeting

  •
  You will need proof of ownership and valid government-issued picture identification to enter the Annual Meeting.

  •
  If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Select Energy Services stock, as of March 11, 2019, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

  •
  If you have any questions about attending the Annual Meeting, you may contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 515 Post Oak Blvd., Suite 1210, Houston, Texas 77027.

  •
  Packages, boxes, handbags, briefcases and other items are subject to inspection at the Annual Meeting.

Solicitation of Proxies

        We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

MISCELLANEOUS MATTERS

        Annual Report on Form 10-K—Our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 has been filed with the SEC and is available on the Investors section of our website at http://investors.selectenergyservices.com/sec-filings. Upon request, we will furnish to stockholders, without charge, a copy of the Annual Report on Form 10-K. Stockholders may obtain a copy by calling 713-235-9500 or writing to our Secretary at Select Energy Services, Inc., 515 Post Oak Blvd., Suite 200, Houston, Texas 77027.

        Stockholder List—A list of our stockholders of record as of the record date of March 11, 2019 will be available for examination for any purpose germane to the 2019 Annual Meeting of Stockholders during normal business hours at Select Energy Services, Inc., 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, at least 10 calendar days prior to, and also at, the 2019 Annual Meeting of Stockholders.

        Principal Offices—Our principal executive offices are located at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027. Our telephone number is 713-235-9500.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The Board currently consists of nine members. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

        Each director is elected to a one-year term expiring at the next succeeding annual meeting. In accordance with the Bylaws of the Company, the Board has fixed the number of directors for 2019 at nine, pursuant to a resolution adopted by a majority of the entire Board.

        At the recommendation of the Nominating and Governance Committee, the Board has nominated John D. Schmitz, Holli C. Ladhani, David C. Baldwin, Richard A. Burnett, Robert V. Delaney, Adam J. Klein, Keith O. Rattie, David A. Trice, and Douglas J. Wall for election as directors to serve until our 2020 annual meeting or until their successors are elected and qualified.

        Each of the nine director nominees receiving a plurality of the votes at the Annual Meeting will be elected. The Board recommends a vote "FOR" each nominee. All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company's directors and executive officers, by blood, marriage or adoption.

        The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the nominees should serve as our directors.

        Each of the nominees are currently serving as directors of the Company. Biographical information for each nominee is contained in the "Board of Directors Nominees" section below.

Vote Required

        The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Recommendation of the Board

  The Board recommends that stockholders vote FOR the proposal to elect each of the nominees.

        The nominees for director, each of whom currently serves as a director of the Company and has consented to serve, if elected, are as follows:

BOARD OF DIRECTORS' NOMINEES

Name	Age	Position
John D. Schmitz	58	Executive Chairman
Holli C. Ladhani	48	President, Chief Executive Officer and Director
Robert V. Delaney	61	Director
Adam J. Klein	41	Director
David C. Baldwin	56	Director
Douglas J. Wall	66	Director
Richard A. Burnett	45	Director
Keith O. Rattie	65	Director
David A. Trice	70	Director

        John D. Schmitz—Executive Chairman of the Board.    Mr. Schmitz has served as our Executive Chairman since our combination (the "Rockwater Merger") with Rockwater Energy Solutions, Inc. ("Rockwater") closed in November 2017. Prior to the Rockwater Merger, Mr. Schmitz served as our Chief Executive Officer and Chairman since November 2016 and served as the Chief Executive Officer and Chairman of SES Holdings since we were originally founded as Peak Oilfield Services, LLC and began operations in 2007. After Mr. Schmitz founded our predecessor, he led the transformation of our assets and operations through a series of strategic acquisitions designed to enhance the Company's total water solutions offerings. Prior to founding us and our predecessors, Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, Inc. ("Complete" (formerly NYSE: CPX) before its sale to Superior Energy Services, Inc. (NYSE: SPN) in February 2012). Mr. Schmitz's involvement with Complete originated when his initial oilfield services holding company, BSI Holdings, Inc., was recapitalized by SCF Partners, L.P. ("SCF Partners") in 2003 and was rebranded underneath the Complete Energy Services, Inc. umbrella. Mr. Schmitz founded Brammer Supply, Inc., the predecessor to BSI Holdings, Inc., in 1983 and spent the 20 years thereafter growing the Company, both organically and through acquisitions, into an integrated wellsite service provider with over 16 locations in North and East Texas, Oklahoma and Louisiana. Mr. Schmitz was also responsible for the founding and subsequent recapitalization of Allied Production Solutions, LP, a production surface tank equipment manufacturer, which ultimately merged into Forum Energy Technologies, Inc. ("Forum" (NYSE: FET)) in August 2010. Mr. Schmitz is the founder and Chairman of Silver Creek Oil & Gas, an exploration and production company.

        Mr. Schmitz is the founder and President of: (i) B-29 Family Holdings, LLC, the family office representing the business interests of John and Steve Schmitz, (ii) B-29 Investments, LP, the private equity arm of Mr. Schmitz's family office, and (iii) Sunray Capital, LP, a subsidiary of B-29 Investments, LP that contains privately held interests in various oil and gas investments. Through Mr. Schmitz's oversight of these investment holding companies, he has been instrumental in the successful closing of numerous upstream and midstream transactions including the sales of property packages across the Barnett, Eagle Ford, and Fayetteville basins to EOG Resources, Chesapeake Energy, and XTO Energy, respectively, and the sale of Cimmaron Gathering, LP, a natural gas pipeline company, to Copano Energy, LLC (formerly NASDAQ: CPNO). Mr. Schmitz has served on the Board of Forum since September 2010 and serves on the board of multiple private oil and gas companies.

        As our founder, Mr. Schmitz is a main driving force behind our success to date. Mr. Schmitz has successfully grown our company through his vision, leadership skills and business judgment, and for this reason we believe Mr. Schmitz is a valuable asset to our board and is the appropriate person to serve as our Executive Chairman.

        Holli C. Ladhani—President, Chief Executive Officer and Director.    Ms. Ladhani has served as our President, Chief Executive Officer and as a member of our Board since the Rockwater Merger closed in

November 2017. Prior to the Rockwater Merger, Ms. Ladhani served as the President and Chief Executive Officer of Rockwater and as a member of the Rockwater board of directors since May 6, 2015. She was appointed Chairman of the Rockwater board of directors in January 2017. Ms. Ladhani held various positions at Rockwater since its formation in 2011 including Executive Vice President—Chemical Technologies and Chief Financial Officer. Prior to joining Rockwater, Ms. Ladhani served as Executive Vice President and Chief Financial Officer of Dynegy Inc., a position she held since November 2005. She previously held various finance positions with Dynegy, including Senior Vice President, Treasurer and Controller from 2000 to 2005. Prior thereto, Ms. Ladhani was employed by PricewaterhouseCoopers, LLP from 1992 to 2000 and held positions with varied levels of responsibility up to Senior Manager in the audit practice, where she focused on the energy sector, including exploration and production, chemicals and refining. She received her B.B.A. in Accounting from Baylor University and her M.B.A. (Jones Scholar) from Rice University. Ms. Ladhani serves on the board of Noble Energy Inc., an independent oil and natural gas exploration and production company, and previously served on the board of Rosetta Resources Inc.

        Ms. Ladhani successfully grew Rockwater through her vision, leadership skills and business judgment, and for this reason we believe Ms. Ladhani is a valuable asset to our board and is the appropriate person to serve as President and Chief Executive Officer and as a member of our Board.

        Robert V. Delaney—Director.    Mr. Delaney became a member of our Board in November 2016 and serves as the chairman of our Compensation Committee. Prior to our incorporation, Mr. Delaney served on the board of SES Holdings since May 2010. Mr. Delaney is a partner at Crestview Partners and serves as the head of its energy strategy. Prior to joining Crestview Partners in 2007, Mr. Delaney was a partner at Goldman Sachs & Co., where he served in a variety of leadership positions including head of the corporate private equity business in Asia, head of the Leveraged Finance Group and co-head of the Structured Finance Group, which provided project financing for the energy, power and infrastructure sectors. Mr. Delaney received an M.B.A. from Harvard Business School. He received an M.S. in accounting from NYU Stern School of Business, and an A.B. from Hamilton College.

        Mr. Delaney's extensive transactional and investment banking experience, his experience as a private equity investor and his experience with our business enable Mr. Delaney to provide valuable insight regarding complex financial and strategic issues in our industry and make him well-qualified to serve on our Board.

        Adam J. Klein—Director.    Mr. Klein became a member of our Board in November 2016 and has served on the board of directors of SES Holdings since May 2010. Mr. Klein is a partner focused on energy investments at Crestview Partners and has been involved with monitoring Crestview Partners' investment in our company. Prior to joining Crestview Partners in 2007, Mr. Klein worked as an investment professional at Centennial Ventures, Inc., where he invested in early- to mid-stage companies across multiple industries. Before joining Centennial Ventures, Mr. Klein worked in the mergers & acquisitions group at Compass Partners from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein received an M.B.A. from Harvard Business School and an A.B. in Economics from Harvard College. Mr. Klein served on the board of directors of FBR & Co. from February 2010 to June 2014.

        Mr. Klein's private equity investment and company oversight experience, significant familiarity with our industry, and background with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on our Board.

        David C. Baldwin—Director.    Mr. Baldwin has served as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Baldwin served as a member of the Rockwater board of directors since its formation in June 2011. He is currently the Co-President of SCF

Partners, Inc. and prior to that served as Managing Director since 1998 and in various other positions since 1991 and is responsible for overseeing U.S.-based investments and creating investment platforms around emerging energy trends. Mr. Baldwin began his career as a Drilling and Production Engineer with Union Pacific Resources. He later went on to start an energy consulting business and worked for General Atlantic Partners, a global venture capital firm and early investor of SCF Partners, Inc. Mr. Baldwin received his M.B.A. from the University of Texas, as well as a B.S. in Petroleum Engineering. He currently serves on the board of directors of Forum Energy Technologies (NYSE: FET), Nine Energy Service, Inc, Frontier Tubular Solutions and Pro Directional Drilling. Additionally, he is a Trustee of The Center, The Center Foundation, The Baylor College of Medicine and Baylor St. Luke's Medical Center Hospital.

        We believe Mr. Baldwin's experience as a private equity investor and his experience with our business and industry brings valuable experience and insight to our Board.

        Douglas J. Wall—Director.    Mr. Wall rejoined our Board in November 2016, having previously served on the board of SES Holdings, our subsidiary from January 2012 through December 2014. Mr. Wall formerly served as President and Chief Executive Officer of Patterson-UTI Energy, Inc. from October 2007 through September 2012, after joining the Company as Chief Operating Officer in April 2007. He joined Patterson-UTI Energy, Inc. after a sixteen-year career with Baker Hughes, Inc., most recently as Group President, Completions & Production. In that role he was responsible for the operations of Baker Oil Tools, Inc., Baker Petrolite Corporation, and Centrilift, Inc., as well as the Company's production optimization efforts. From 2003 to 2005, Mr. Wall was President of Baker Oil Tools, Inc., and from 1997 to 2003, he was President of Hughes Christensen Company. From 1991 to 1997, he was President and Chief Executive Officer of Western Rock Bit Company Ltd., then Hughes Tool Company's distributor in Canada. Prior to joining Baker Hughes, Inc. and its predecessors, Mr. Wall held a variety of senior executive positions with oilfield service companies in Canada. He began his career in the drilling industry in 1978 with ATCO Drilling (previously Thomson Drilling) and later spent 10 years with Adeco Drilling & Engineering Company Ltd., an affiliate of Parker Drilling Company.

        Since May 2014, Mr. Wall has served on the board of directors of Fugro N.V., a Dutch-based company involved in the geotechnical, survey, subsea and seismic business. Additionally, in August 2016, Mr. Wall joined the board of directors of Seventy Seven Energy Inc., an Oklahoma-based oilfield services company that provides drilling, pressure pumping, oilfield rental tools and other services to U.S. onshore exploration and production companies. Mr. Wall received a B.A. in Economics from the University of Calgary and an M.B.A. in Finance and Marketing from the University of Alberta.

        We believe Mr. Wall's extensive experience as a public energy company executive and his service on multiple public company boards would bring valuable experience and insight to our Board.

        Richard A. Burnett—Director.    Mr. Burnett joined our Board in November 2016 and serves as the chairman of our Audit Committee. Mr. Burnett is currently the Chief Financial Officer of Covey Park Energy, a private exploration and production company sponsored by Denham Capital, a position he has held since July 2017. Prior to joining Covey Park, Mr. Burnett served as Chief Financial Officer of Texas Double Eagle Energy Holdings II, a U.S. onshore exploration and production partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2018. Prior to Double Eagle Energy Holdings II, Mr. Burnett spent three years at EXCO Resources, Inc., a publicly-traded U.S. onshore exploration and production company, serving as Vice President, Chief Financial Officer and Chief Accounting Officer.

        From 2002 to November 2013, Mr. Burnett was at KPMG LLP, an international accounting firm, serving as a Partner beginning 2007. Starting in June 2012, Mr. Burnett served as the Partner in charge of the Energy Audit Practice within the Dallas/Ft. Worth Business Unit. Prior to joining KPMG LLP in 2002, Mr. Burnett spent time at Arthur Andersen LLP and Marine Drilling Companies, Inc. Mr. Burnett is a Certified Public Accountant in the State of Texas. Mr. Burnett received a B.B.A. in Accounting from Texas Tech University.

        Mr. Burnett brings extensive business and financial expertise to our board from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries. For these reasons we believe he is an ideal candidate to serve on our Board.

        Keith O. Rattie—Director.    Mr. Rattie has served as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Rattie served as a member of the Rockwater board of directors since September 2011. He currently serves on the board of directors of Ensco Plc. Mr. Rattie also served as a director for EP Energy Corporation from January 2015 to November 2017 and for Questar Corporation from 2001 to 2014, as Chairman of the Board from 2003 to 2012 and as President from 2001 to 2010 and as President and Chief Executive Officer from 2002 to 2010. He served as Chairman of the Board for QEP Resources, Inc. from 2010 to 2012 and as a director from 2010 to 2014. He previously served as a director of Zions First National Bank from 2002 to 2015 and as a director of the National Petroleum Council and the Gas Technology Institute. Mr. Rattie is a former Chairman of the Interstate Natural Gas Association of America. Mr. Rattie has a B.S. degree in electrical engineering from the University of Washington and an M.B.A. from St. Mary's College.

        Mr. Rattie's extensive experience as a public energy company executive, his experience with Rockwater and his service on multiple public company boards make him well-qualified to serve on our Board.

        David A. Trice—Director.    Mr. Trice has served as a member of our Board since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Trice served as a member of the Rockwater board of directors since July 2012. He served as the Chief Executive Officer of Newfield Exploration Co. ("Newfield") from 2000 until his retirement in 2009, and as the President of Newfield from 1999 to 2007 and again from 2007 to 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. From 1999 to 2000, he served as Chief Operating Officer of Newfield and as its Vice President of Finance and International from 1997 to 1999. Prior to rejoining Newfield, Mr. Trice served as President, Chief Executive Officer and as a director of Huffco Group, Inc. from 1991 to 1997. He was one of the original founders of Newfield and served as its Vice President, Chief Financial Officer and as a director from 1989 to 1991. Prior to that, he served as an officer for several companies owned by Roy M. Huffington, Inc. after beginning his career as an attorney in private practice in Atlanta. Mr. Trice received a B.A. in Managerial Science from Duke University and graduated from Columbia Law School in 1973. He is a former Chairman at the American Exploration & Production Council and America's Natural Gas Alliance. He serves on the board of directors of QEP Resources, Inc., New Jersey Resources Corp. and previously served on the board of McDermott International Inc.

        Mr. Trice brings extensive business and financial expertise to our board from his public company expertise in the oil and gas industry. For these reasons we believe he is well-qualified to serve on our Board.

EXECUTIVE OFFICERS

        The following persons served in the positions indicated below during the year ended December 31, 2018.

Name	Age	Position
John D. Schmitz	58	Executive Chairman
Holli C. Ladhani	48	President, Chief Executive Officer and Director
Nicholas L. Swyka	39	Chief Financial Officer and Senior Vice President*
Gary M. Gillette	59	Senior Vice President and Chief Administrative Officer*
Adam R. Law	36	Senior Vice President, General Counsel and Corporate Secretary
Michael C. Skarke	37	Executive Vice President, Water Solutions
Paul L. Pistono	50	Executive Vice President, Oilfield Chemicals
David J. Nightingale	61	Executive Vice President, Wellsite Services**
Cody J. Ortowski	42	Executive Vice President, Business Strategy

*
On May 15, 2018, Mr. Swyka became the Chief Financial Officer and Senior Vice President, and Mr. Gillette transitioned from Chief Financial Officer to Chief Administrative Officer. Effective January 8, 2019, Mr. Gillette's employment with the Company ended.

**
Effective March 29, 2019, Mr. Nightingale's employment with the Company will terminate.

        Nicholas L. Swyka—Chief Financial Officer and Senior Vice President.    Mr. Swyka has served as our Chief Financial Officer and Senior Vice President since May 2018. Prior to joining the Company, he served as Director of Investor Relations and Corporate Development at Nabors Industries (NYSE: NBR) from 2015 to 2018. Prior to Nabors, Mr. Swyka served as Director of Corporate Planning at Pacific Drilling from 2011 until 2015. Prior to that, he worked as a consultant with McKinsey & Company from 2008 to 2011, specializing in high-level strategic and operational challenges and opportunities in the energy industry.

        Mr. Swyka received his B.S. in International Political Economy from the Georgetown University School of Foreign Service and an M.B.A. from the University of Texas at Austin. Prior to pursuing his M.B.A., he worked on Capitol Hill with the United States House of Representatives.

        Gary M. Gillette—Senior Vice President and Chief Administrative Officer.    Mr. Gillette served as our Chief Financial Officer and Senior Vice President from November 2017 until May 2018, when he was named Senior Vice President and Chief Administrative Officer until his retirement in January 2019. Prior to that, he served as the Chief Financial Officer and Senior Vice President for SES Holdings since January 2017 and as Chief Financial Officer of SES Holdings since June 2015. Prior to joining our company, Mr. Gillette spent eight years with Allied Oil and Gas Services, LLC, as the Chief Financial Officer where he was critical in helping the Company quadruple in size—from a single shale play to one spanning seven North American regions. Mr. Gillette began his career with Ernst & Young where he served a number of energy-related and manufacturing clients for nine years, before going on to serve in Finance and Operations roles with Thomson Tax & Accounting (a unit of Thomson-Reuters).

        Mr. Gillette is a Certified Public Accountant and Chartered Global Management Accountant, and received a B.S. in Business Administration from Concord University and an M.B.A. from New York Institute of Technology.

        Adam R. Law—Senior Vice President, General Counsel and Corporate Secretary.    Mr. Law has served as our Senior Vice President, General Counsel and Corporate Secretary since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Law served as our Vice President, General Counsel and Corporate Secretary since February 2017. Prior to joining the Company, Mr. Law worked as an Associate at Vinson & Elkins LLP from July 2011 to February 2017. From September 2008 to June 2011, Mr. Law worked as an Associate at Baker & Hostetler LLP. While at both Vinson & Elkins and

Baker & Hostetler, Mr. Law's practice focused on mergers and acquisitions, capital markets transactions and corporate governance, primarily focused on the oil and gas industry. Mr. Law received both a B.B.A. in Finance and a J.D. from the University of Texas at Austin.

        Michael C. Skarke—Executive Vice President, Water Solutions.    Mr. Skarke has served as our Executive Vice President, Water Solutions since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Skarke served in various positions for the Company since June 2009, including Vice President of Water Solutions from 2013 to 2017 and Treasurer from 2012 to 2013. Prior to joining the Company, Mr. Skarke was an Assistant Vice President for Amegy Bank from June 2005 to June 2009, where he focused on debt financing solutions for public and private oilfield service companies. Mr. Skarke received a B.S. in Finance from the University of Texas at Austin.

        Paul L. Pistono—Executive Vice President, Oilfield Chemicals.    Mr. Pistono has served as our Executive Vice President, Oilfield Chemicals since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Pistono served as the Senior Vice President, Sales & Marketing for Rockwater since September 2012. Prior to joining Rockwater, he spent more than ten years at Waste Management, Inc. ("Waste Management"), where he served in a variety of sales, marketing and pricing roles of increasing responsibility, including as Vice President, Public Sector Solutions and Vice President, Sales & Marketing of Waste Management's Western Group. Mr. Pistono has led the sales, marketing, and pricing strategy for business segments generating over $3.5 billion in annual revenue and led sales teams of over 250 people. Prior to joining Waste Management, he held sales and marketing roles with other companies in the waste and environmental services industry. Mr. Pistono obtained his B.S. in Marketing from the University of Wyoming.

        David J. Nightingale—Executive Vice President, Wellsite Services.    Mr. Nightingale has served as our Executive Vice President, Wellsite Services since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Nightingale served as the Executive Vice President and Chief Operating Officer for Rockwater since June 2015. Mr. Nightingale also served as Senior Vice President, Fluids Management and Executive Vice President, Water Management since he joined Rockwater in April 2012. Prior to joining Rockwater, he served as the President of I.E. Miller, a former subsidiary of Complete Production Services, in Houston, Texas. Mr. Nightingale worked at Complete Production Services for seven years in a variety of leadership roles, including running their rig and heavy equipment moving division and one of their well servicing companies in the Rockies. Prior to that, he spent over 25 years in a number of engineering and operating management roles at several energy and midstream companies. Mr. Nightingale obtained his B.S. in Civil Engineering from Bradley University in Peoria, Illinois, and his M.B.A. from the University of Houston.

        Cody J. Ortowski—Executive Vice President, Business Strategy.    Mr. Ortowski has served as Executive Vice President, Business Strategy since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Ortowski served as our President since we were incorporated in November 2016 and as President of SES Holdings since September 2014. He joined SES Holdings' predecessor in 2007, serving as the Vice President of Operations and was promoted to Executive Vice President and Chief Operating Officer in 2011. He joined our company in connection with our acquisition of Impact Energy Services, LLC ("Impact"), a water transfer company he co-founded in 2004. Prior to founding Impact, Mr. Ortowski worked for 14 years for Pumpco Energy Services, Inc. ("Pumpco"), a stimulation and cementing company headquartered in Gainesville, Texas, where he served as Vice President of Stimulation Services. While serving as Vice President of Stimulation Services, Mr. Ortowski was instrumental in growing Pumpco's operations throughout the Barnett Shale of North Texas and expanding into other U.S. markets. Mr. Ortowski received a B.B.A. in Financial Management from Abilene Christian University.

CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

        The Board has adopted a code of business conduct and ethics (the "Code of Business Conduct and Ethics") that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available in the Corporate Governance section of our website at www.selectenergyservices.com. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines ("Corporate Governance Guidelines") in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines are available in the Investor Relations section under the Corporate Governance tab of our website at www.selectenergyservices.com.

Board Composition

        The number of members of our Board will be determined from time-to-time by resolution of our Board. Currently, our Board consists of nine persons. Our Board consists of a single class of directors, each serving one-year terms.

Director Independence

        As a public company, we are subject to Sarbanes-Oxley and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the board and certain committees meet applicable standards of independence. Our Board may increase the number of directorships to ensure that our Board includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.

        In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the board's ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the board to fulfill their duties. We have identified individuals who meet these standards and the relevant independence requirements and our Board has determined that each of Messrs. Delaney, Klein, Baldwin, Wall, Burnett, Rattie and Trice are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each such director has no material relationship with the Company.

Leadership Structure of the Board

        Our bylaws and corporate governance guidelines provide the Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Currently, Ms. Ladhani is our President and Chief Executive Officer, and serves as a director on the Board, but is not the Chairman of the Board. Mr. Schmitz serves as Executive Chairman of the Board and facilitates communications between members of the Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

        The Board has concluded that our current leadership structure is appropriate at this time, and the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present.

        In December 2017, the Nominating and Governance Committee, in connection with its review of the efficacy of the Board's leadership structure, determined to recommend to the Board that it designate Mr. Delaney as the independent lead director (the "Lead Director"). The Board adopted the recommendation of the Nominating and Governance Committee at its December 2017 meeting and Mr. Delaney was appointed Lead Director of the Board. As Lead Director, Mr. Delaney is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors' guidance and feedback to our management team.

Role of Board in Risk Oversight Process

        Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Committees of the Board of Directors

        We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee of our Board, and may have such other committees as our Board shall determine from time to time. Each of the standing committees of our Board have the composition and responsibilities described below.

        Each of these committees has a charter, which, along with our Financial Code of Ethics and Corporate Code of Business Conduct and Ethics are available on our website www.selectenergyservices.com and stockholders may obtain printed copies, free of charge, by sending a written request to Select Energy Services, Inc., 515 Post Oak Blvd., Suite 200, Houston, Texas 77027; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this proxy statement or any other report we may file with the SEC.

        Audit Committee.    We have a standing Audit Committee consisting of Messrs. Burnett, Rattie and Trice, with Mr. Burnett serving as chairman. The Audit Committee assists the board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Our board has affirmatively determined that each of Messrs. Burnett, Rattie and Trice meets the definition of "independent director" for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Exchange Act. Our board has also determined that each of Messrs. Burnett, Rattie and Trice qualify as an "audit committee financial expert" as defined by SEC rules. Each of Messrs. Burnett, Rattie and Trice have been determined by our board to be financially literate and to have accounting or related financial management expertise.

        Compensation Committee.    We have a standing Compensation Committee consisting of Messrs. Delaney, Baldwin and Wall, with Mr. Delaney serving as chairman. Our board has affirmatively determined that each of Messrs. Delaney, Baldwin and Wall meets the definition of "independent director" in accordance with NYSE listing standards, including the heightened independence requirements applicable to Compensation Committee members.

        Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.selectenergyservices.com, include among other duties, the responsibility to:

  •
  periodically review the compensation, employee benefit plans and benefits paid to, or provided for, executive officers of the Company;

  •
  approve the annual salaries, annual performance-based cash incentive and share-based awards paid to the Company's executive officers;

  •
  periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of our Board and its committees; and

  •
  exercise oversight of all matters of executive compensation policy.

        The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of our Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine. The Compensation Committee will consult with the Company's Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company's executive officers other than the Chief Executive Officer.

        The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. For more information, please see "Compensation Discussion & Analysis."

        Nominating and Governance Committee.    We have a standing Nominating and Governance Committee consisting of Messrs. Rattie, Wall and Klein, with Mr. Rattie serving as chairman. Our board has affirmatively determined that each of Messrs. Rattie, Wall and Klein meets the definition of "independent director" in accordance with NYSE listing standards.

        The Nominating and Governance Committee assists our Board in identifying, evaluating and recommending potential qualified nominees to serve as members of our Board, recommending committee members and structure, and advising our Board about corporate governance processes and practices. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the "Corporate Governance" and "Identification of Director Candidates" sections included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at www.selectenergyservices.com.

Identification of Director Candidates

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on our Board that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oilfield services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on our Board for a sustained period. The Board and the Nominating and Governance Committee are also committed to providing investors with disclosure concerning the backgrounds, skills and qualifications of our directors. We have found that the diversity and strength of our directors' professional and leadership experience allows for open and robust dialog and enhances the Board's decision making ability.

        The Board and the Nominating and Governance Committee have reflected in the charter of the Nominating and Governance Committee our commitment to consider diversity in professional experience, skills and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board's composition. In that regard, the Nominating and Governance Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating and Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Governance Committee will continue to seek opportunities to enhance this diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The search firm will also assist the Nominating and Governance Committee to identify candidates reflecting diversity, including with regard to race, gender and specialized experience.

Submission of Stockholder Proposals for the 2020 Annual Meeting

        For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2020 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Company at its office at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, no later than November 29, 2019; however, if we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after the anniversary of this year's meeting, such proposals will be due within a "reasonable time" before we begin to print and send the proxy materials for our 2020 Annual Meeting of Stockholders.

        In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the date for the preceding year's annual meeting of stockholders;

provided, however, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Accordingly, for our 2020 Annual Meeting, assuming the meeting is held on or about May 10, 2020, and assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 10, 2020 and no earlier than the close of business on January 11, 2020. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        During 2018, the Board met eight times, the Audit Committee met six times, the Compensation Committee met six times, and the Nominating and Governance Committee met three times. Each of our directors attended at least 75% of the Board and applicable committee meetings on which that director served during year 2018. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

        Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "WTTR Stockholder—Board Communication" or "WTTR Stockholder—Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company's General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company's General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 4, 2019 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

  •
  all our executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Select Energy Services, Inc., 515 Post Oak Boulevard, Suite 200, Houston, Texas 77027. The percentages are based on 80,086,137 shares of Class A common stock and 26,026,843 shares of Class B common stock outstanding.

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
SCF Group(3)	16,191,331	20.2%	—	—	16,191,331	15.3%
SES Legacy Holdings, LLC(4)(5)	—	—	26,026,843	100%	26,026,843	24.5%
Crestview Partners II GP, L.P(6)	3,802,972	4.7%	26,026,843	100%	29,829,815	28.1%
Directors and Named Executive Officers:
John D. Schmitz(7)	74,198	*	7,385,705	28.4%	7,459,903	7.0%
Holli C. Ladhani(8)	669,628	*	—	—	669,628	*
Nick L. Swyka(9)	61,885	*	—	—	61,885	*
Gary Gillette	12,805	*	—	—	12,805	*
David J. Nightingale(10)	162,911	*	—	—	162,911	*
Cody Ortowski(11)	62,230	*	1,120,437	4.3%	1,182,667	1.1%
Adam Law(12)	46,466	*	—	—	46,466	*
Robert V. Delaney	—	—	—	—	—	—
Adam J. Klein	—	—	—	—	—	—
David C. Baldwin(13)	10,014	*	—	—	10,014	*
Douglas J. Wall(14)	48,363	*	—	—	48,363	*
Richard A. Burnett(15)	20,598	*	—	—	20,598	*
Keith O. Rattie(16)	59,398	*	—	—	59,398	*
David A. Trice(17)	44,609	*	—	—	44,609	*
All Executive Officers and Directors as a Group (14 persons)	1,273,105	1.6%	8,506,142	32.7%	9,779,247	9.2%

*
Less than 1%.

(1)
For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each holder of limited liability company units in SES Holdings (each, an "SES Holdings LLC Unit") will hold one share of Class B common stock for each SES Holdings LLC Unit that it owns. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote. See "Description of Capital Stock—Class A Common Stock" and "Description of Capital Stock—Class B Common Stock."

(3)
The board of directors of SCF GP LLC ("SCF GP"), the ultimate general partner of SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. (collectively, the "SCF Group"), has voting and investment control over the securities owned by the SCF Group. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons and Andrew L. Waite. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns 16,191,331 shares of our Class A common stock in the aggregate. This beneficial ownership includes 8,773,760 shares of Class A common stock held by SCF-VI, L.P., 6,374,474 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(4)
Subject to the terms of the SES Holdings LLC Agreement, SES Legacy Holdings, LLC ("Legacy Owner Holdco") (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit (and corresponding share of Class B common stock) exchanged. The exchange of all of our outstanding shares of Class B common stock (along with the corresponding SES Holdings LLC Units) for shares of Class A common stock would result in the issuance of an additional 26,026,843 shares of Class A common stock. See "Certain Relationships and Related Party Transactions—SES Holdings LLC Agreement." Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon the exercise by Legacy Owner Holdco (or any transferee) of its Exchange Right (as defined below). As a result, beneficial ownership of Class B common stock and SES Holdings LLC Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be exchanged. The address for SES Legacy Holdings is c/o Select, 515 Post Oak Blvd., Suite 200, Houston, TX 77027.

(5)
The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC ("Crestview Holdings A"), our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, and is controlled by Crestview Partners II GP, L.P. ("Crestview GP").

(6)
Based on information obtained from a Schedule 13G jointly filed with the SEC on February 13, 2019 by Crestview GP, Crestview Partners II SES Investment B, LLC, Crestview Partners II SES Investment, LLC, Crestview GP has voting and dispositive power with respect to 20,024,073 shares of our Class A common stock. Represents 26,026,843 Class B shares and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco and 3,802,972 Class A shares held directly by Crestview Partners II SES Investment B, LLC ("Crestview Holdings B"), in each case for which Crestview GP may be deemed to be the beneficial owner. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power of 29,829,815 Class B shares through its control of the board of managers of Legacy Owner Holdco. Crestview GP disclaims beneficial ownership of Class B shares and corresponding SES Holdings LLC Units held by Legacy Owner Holdco, except to the extent of its pecuniary interest. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B require the approval of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview, 667 Madison Avenue, 10th Floor, New York, New York 10065.

(7)
Represents 7,385,705 shares of Class B common stock and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco for which John D. Schmitz may be deemed to be the beneficial owner. John D. Schmitz generally has the right to acquire beneficial ownership of such 7,385,705 Class B shares and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at his election pursuant to the Legacy Owner Holdco limited liability company agreement. Of the 74,198 shares of Class A common stock held of record by Mr. Schmitz, 56,910 are unvested restricted shares.

(8)
Of the 669,628 shares of Class A common stock beneficially owned by Ms. Ladhani, 39,582 shares are held of record by Holli Ladhani RES, LLC, of which Ms. Ladhani is the sole member, 39,582 shares are held of record by Shaheen Ladhani RES, LLC, of which Ms. Ladhani's spouse is the sole member, 50,436 shares are held of record by Shaheen Ladhani RES No. 1, LLC, of which Ms. Ladhani's spouse is the sole member, and 281,177 shares are unvested restricted shares held of record by Ms. Ladhani. In addition, 226,372 shares are deemed beneficially owned by Ms. Ladhani pursuant to the outstanding options held by Ms. Ladhani (84,823), Holli Ladhani RES, LLC (70,778) and Shaheen Ladhani RES, LLC (70,771). Ms. Ladhani may be deemed to have shared voting and dispositive power over the shares held by Shaheen Ladhani RES, LLC and Shaheen Ladhani RES No. 1, LLC.

(9)
Of the 61,885 shares of Class A common stock beneficially owned by Mr. Swyka, 58,093 shares are unvested restricted stock awards held of record by Mr. Swyka.

(10)
Of the 162,911 shares of Class A common stock beneficially owned by Mr. Nightingale, 62,219 shares are unvested restricted stock awards held of record by Mr. Nightingale. In addition, 76,233 shares are deemed beneficially owned by Mr. Nightingale pursuant to the outstanding options held by Mr. Nightingale.

(11)
Represents 1,120,437 shares of Class B common stock and corresponding SES Holdings LLC Units held directly by Proactive Investments, LP for which Cody Ortowski may be deemed to be the beneficial owner. Cody Ortowski generally has the right to acquire beneficial ownership of such 1,120,437 Class B shares and corresponding SES Holdings LLC Units held by Proactive Investments, LP at his election pursuant to the Legacy Owner Holdco limited liability company agreement.Of the 62,230 shares of Class A common stock beneficially owned by Mr. Ortowski, 58,664 shares are unvested restricted stock awards held of record by Mr. Ortowski.

(12)
Of the 46,446 shares of Class A common stock beneficially owned by Mr. Law, 43,255 shares are unvested restricted stock awards held of record by Mr. Law.

(13)
As Co-President of LESA, David C. Baldwin may be deemed to have dispositive power over the 16,191,331 shares of Class A common stock owned by the SCF Group. Mr. Baldwin disclaims beneficial ownership of all such interests.

(14)
Of the 48,363 shares of Class A common stock beneficially owned by Mr. Wall, 37,507 shares are deemed beneficially owned by Mr. Wall pursuant to the outstanding options that Mr. Wall owns.

(15)
Of the 20,598 shares of Class A common stock beneficially owned by Mr. Burnett, 5,334 shares are deemed beneficially owned by Mr. Burnett pursuant to the outstanding options Mr. Burnett owns.

(16)
Of the 59,398 shares of Class A common stock beneficially owned by Mr. Rattie, 19,770 shares are deemed beneficially owned by Mr. Rattie pursuant to the outstanding options Mr. Rattie owns.

(17)
Of the 44,609 shares of Class A common stock beneficially owned by Mr. Trice, 17,434 shares are deemed beneficially owned by Mr. Trice pursuant to the outstanding options Mr. Trice owns.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of our Class A common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a substantial ownership interest or control of the entity.

        Our Board adopted a written related party transactions policy prior to the completion of the initial public offering. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; and (ii) the extent of the Related Person's interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SES Holdings LLC Agreement

Exchange Rights

        Subject to certain limitations, under the SES Holdings LLC Agreement, SES Legacy Holdings, LLC ("Legacy Owner Holdco") (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right (an "Exchange Right") to cause SES Holdings to acquire all or a portion of its SES Holdings LLC Units (along with a corresponding number of shares of our Class B common stock) for, at SES Holdings' election, (i) shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions or (ii) cash in an amount equal to the Cash Election Value (as defined in the SEC Holdings LLC Agreement) of such Class A common stock. At SES Holdings' request, we will be obligated to facilitate an exercise of an Exchange Right by contributing to SES Holdings the shares of Class A common stock or cash to be used to acquire the tendered SES Holdings LLC Units. Alternatively, upon the exercise of any Exchange Right, Select Inc. (instead of SES Holdings) will have the right (our "Call Right") to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at its election, (i) the number of shares of Class A common stock the exchanging unitholder would have received under the Exchange Right or (ii) cash in an amount equal to the Cash Election Value of such Class A common stock. The board of managers of Legacy Owner Holdco, which consists of John D. Schmitz and two representatives of funds controlled by Crestview GP, must unanimously approve any exchange of ownership interests in Legacy Owner Holdco for SES Holdings LLC Units except for exchanges by affiliates of John D. Schmitz and Crestview GP (which may be made at the election of such affiliates). If such exchange is approved, such members of Legacy Owner Holdco will have the same Exchange Right as Legacy Owner Holdco, subject to the terms and conditions described above.

        In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled.

        As Legacy Owner Holdco exchanges its SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

Tax Receivable Agreements

        In connection with the closing of our December 2016 private placement of 16,100,000 shares of our Class A-1 common stock at $20.00 per share (the "Select 144A Offering"), certain affiliates of SES Legacy Holdings, LLC, Crestview Partners II G.P., L.P., and Crestview Partners II SES Investment B, LLC (the "TRA Holders") contributed, directly or indirectly, all or a portion of their SES Holdings LLC Units to us in exchange for Class A common stock and, in the future, Legacy Owner Holdco or its permitted transferees may exchange SES Holdings LLC Units for shares of our Class A common stock or cash, as applicable, pursuant to an Exchange Right or our Call Right. SES Holdings intends to make for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year ended December 31, 2017 and each taxable year in which an exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right occurs. Pursuant to the Section 754 election, our acquisition (or deemed acquisition for U.S. federal income tax purposes) of SES Holdings LLC Units as a part of the reorganization transactions and as a result of exchanges of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right are expected to result in adjustments to the tax basis of the tangible and intangible assets of SES Holdings. These adjustments will be allocated to us. Such adjustments to the tax basis of the tangible and intangible assets of SES Holdings would not have been available to us absent our acquisition or deemed acquisition of SES Holdings LLC Units as a part of the reorganization transactions or as a result of exchanges of SES Holdings LLC Units pursuant to the exercise of an Exchange Right or our Call Right. The anticipated basis adjustments are expected to increase (for tax purposes) our depreciation and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. In addition, we expect that certain net operating losses may be available to us as a result of the reorganization transactions. Such increased deductions and losses, reduced gains, and net operating losses may reduce the amount of tax that we would otherwise be required to pay in the future.

        In connection with the closing of the Select 144A Offering, we entered into two Tax Receivable Agreements with the TRA Holders. On July 18, 2017, our Board approved amendments to each of the Tax Receivable Agreements, which amendments revised the definition of "change of control" for purposes of the Tax Receivable Agreements and acknowledged that the Rockwater Merger would not result in a change of control.

        The first of the Tax Receivable Agreements, which we entered into with Legacy Owner Holdco and Crestview GP, generally provides for the payment by us to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) or are deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of our acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder's SES Holdings LLC Units in connection with the Select 144A Offering or pursuant to the exercise of the Exchange Right or our Call Right and (ii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under such Tax Receivable Agreement.

        The second of the Tax Receivable Agreements, which we entered into with certain of the existing owners of outstanding membership interests in SES Holdings prior to the Select 144A Offering and related reorganization who received shares of our Class A common stock in exchange for their SES Holdings LLC Units received in connection with the restructuring transactions completed in connection with the Select 144A Offering (the "Contributing Legacy Owners"), generally provides for the payment by us to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) or are deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) any net operating losses available to us as a result of certain reorganization transactions entered into in connection with the Select 144A Offering and (ii) imputed interest deemed to be paid by us as a result of any payments we make under such Tax Receivable Agreement. Under both Tax Receivable Agreements, we will retain the benefit of the remaining 15% of these cash savings. Certain of the TRA Holders' rights under the Tax Receivable Agreements are transferable in connection with a permitted transfer of SES Holdings LLC Units or if the TRA Holder no longer holds SES Holdings LLC Units.

        The payment obligations under the Tax Receivable Agreements are our obligations and not obligations of SES Holdings, and we expect that the payments we will be required to make under the Tax Receivable Agreements will be substantial. If the Tax Receivable Agreements were terminated on December 31, 2018, the estimated termination payments, based on the assumptions discussed below, would have been approximately $50.9 million (calculated using a discount rate equal to the lesser of 6.50% per annum, compounded annually, or one-year LIBOR plus 100 basis points, applied against an undiscounted liability of $71.9 million, based upon the last reported closing sale price of our Class A common stock on December 31, 2018) in the aggregate. The foregoing amounts are merely estimates and the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments as compared to the foregoing estimates.

        The term of each Tax Receivable Agreement commenced upon the completion of the Select 144A Offering and will continue until all tax benefits that are subject to such Tax Receivable Agreement have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreements.

        The Tax Receivable Agreements, as amended, are filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 1, 2019, and the foregoing descriptions of the Tax Receivable Agreements are qualified by reference thereto. Future unitholders may become party to one or more tax receivable agreements entered into in connection with future acquisitions by SES Holdings.

Rockwater Registration Rights Agreement

        On February 16, 2017, in connection with Rockwater's private placement (the "Rockwater 144A Offering") of 8,797,500 shares of Rockwater's Class A-1 common stock, par value $0.01 per share ("Rockwater Class A-1 Common Stock"), Rockwater entered into a registration rights agreement (the "Rockwater Registration Rights Agreement") with FBR. Under this registration rights agreement, Rockwater agreed, at its expense, to file with the SEC a shelf registration statement registering for resale the 8,797,500 shares of Rockwater Class A-1 Common Stock sold in the Rockwater 144A Offering plus any additional shares of Class A-1 common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event by March 31, 2018.

        In connection with the closing of the Rockwater Merger, Rockwater assigned, and we assumed, Rockwater's rights and obligations under the Rockwater Registration Rights Agreement. Also in connection with the Rockwater Merger, each share of Rockwater Class A-1 Common Stock then outstanding was converted into the right to receive a number of shares of our Class A-2 common stock equal to 0.7652 per share of Rockwater's Class A common stock, par value $0.01 per share, and we issued 6,731,845 shares of our Class A-2 common stock to the former holders of Rockwater Class A-1 Common Stock. Under the Rockwater Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering for resale shares of Class A common stock into which the outstanding shares of our Class A-2 common stock are convertible, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event by March 31, 2018. Pursuant to our amended and restated certificate of incorporation, all shares of Class A-2 common stock automatically converted to Class A common stock on a one-for-one basis upon the effectiveness of such registration statement on March 29, 2018.

Registration Rights Agreement with FBR

        In connection with the Select 144A Offering, we entered into a registration rights agreement with FBR for the benefit of the investors in the Select 144A Offering. Under this registration rights agreement, we agreed, at our expense, to file with the SEC, in no event later than April 30, 2017, a shelf registration statement registering for resale the 16,100,000 shares of our Class A-1 common stock sold in the Select 144A Offering plus any additional shares of Class A-1 common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event within 180 days after the initial filing of such registration statement. Such registration statement was filed on April 28, 2017 and was declared effective on June 13, 2017. Pursuant to our amended and restated certificate of incorporation, all shares of Class A-1 common stock automatically converted to Class A common stock on a one-for-one basis upon the effectiveness of such registration statement. The shares registered under such registration statement became freely tradable on June 26, 2017.

Registration Rights Agreement for the Benefit of the Registration Rights Holders

        On December 20, 2016, we entered into a registration rights agreement with the Contributing Legacy Owners and Legacy Owner Holdco. In connection with the execution of the Merger Agreement, we entered into an amended and restated registration rights agreement (the "Amended and Restated Registration Rights Agreement") with Legacy Owner Holdco, Crestview Holdings B, the SCF Group and WDC Aggregate LLC (collectively, the "Registration Rights Holders"), which, effective as of the closing of the Rockwater Merger, amends and restates the December 20, 2016 registration rights agreement. Pursuant to such agreement, among other things, (i) we will provide the rights for the Registration Rights Holders to participate in certain future underwritten public offerings of our Class A common stock, (ii) certain Registration Rights Holders will have the right to initiate an underwritten offering of our Class A common stock and (iii) the Registration Rights Holders will have certain customary "piggyback" registration rights, in each case subject to certain conditions. We will not be required to effect (x) more than five demand registrations delivered in the aggregate, (y) more than two demand registrations delivered by the Registration Rights Holders in any 12-month period or (z) a demand registration within 100 days of the pricing of a previous demand registration or a primary offering of our Class A common stock.

        At any time, a party to the registration rights agreement will have the right to require us by written notice to demand registration of its registrable shares. Our obligations under this agreement include short-form, long-form and shelf registration statements, subject to certain restrictions as to number of demands, timing and value of sales to be registered or shares to be sold in an underwritten offering.

        If, at any time, we propose to register or conduct an underwritten offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the parties to our registration rights agreement with FBR entered in connection with the Select 144A Offering or their permitted transferees, then we must give notice to the parties to the registration rights agreement or their permitted transferees to allow them to participate, or piggyback, in that registration statement or offering. In addition, any party to the registration rights agreement shall have the right to piggyback in any registration statement or offering effected at the request of any other party to the registration rights agreement.

        The registration rights granted to the parties to the registration rights agreement may be freely assigned, including to their transferees.

Historical Transactions with Related Parties

Aquacore Rental Company LLC

        For the year ended December 31, 2018, we rented pumps and filter pod trailers for use in our operations at a cost of approximately $10,318,000 from Aquacore Rental Company LLC, an entity indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company.

B-29 Properties, LLC

        For the year ended December 31, 2018, we incurred costs of approximately $134,000 for property rental and Bethany Disposal Land from B-29 Properties, LLC ("B-29 Properties"). B-29 Properties is owned by B-29 Family Holdings, LLC, an entity owned and controlled by our Executive Chairman, John D. Schmitz.

B-29 Ups & Downs, LLC

        For the year ended December 31, 2018, we incurred costs of approximately $459,000 for aviation services for use by our executive officers from B-29 Ups & Downs, LLC ("B-29 Ups & Downs").

B-29 Ups & Downs is owned by B-29 Family Holdings, LLC, an entity owned and controlled by our Executive Chairman, John D. Schmitz.

Bell Supply Company, LLC

        For the year ended December 31, 2018, we purchased inventory and parts for use in our operations totaling approximately $187,000, from Bell Supply Company, LLC, an entity owned by Synergy Energy Holdings LLC, which is owned by certain of our stockholders and directors, including funds managed by Crestview GP and our Executive Chairman, John D. Schmitz. Additionally, our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, are on the board of directors of Synergy Energy Holdings LLC.

Covey Park Energy LLC

        For the year ended December 31, 2018, we provided services totaling approximately $5,494,000 to Covey Park Energy LLC ("Covey Park"). Our director, Richard A. Burnett, is an executive officer of Covey Park.

Crest Pumping Technologies, LLC

        For the year ended December 31, 2018, we recorded sales of chemicals to Crest Pumping Technologies, LLC ("Crest") of approximately $2,083,000. Crest is owned by an entity controlled by the SCF Group, one of our principal stockholders.

Hard Way, LLC

        For the year ended December 31, 2018, we incurred costs of approximately $192,000 for aviation services for use by our executive officers from Hard Way, LLC ("Hard Way"). Hard Way is indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company

Merit Appraisal & Tax Consulting, L.P.

        For the year ended December 31, 2018, we incurred charges totaling approximately $594,000 for appraisal services and tax consulting from Merit Appraisal & Tax Consulting, LP ("Merit"). B-29 Investments, LP, an entity controlled by our Executive Chairman, John D. Schmitz, controls and partially owns Merit.

Orteq Energy Technologies

        For the year ended December 31, 2018, we purchased pumps and related equipment for our operations totaling approximately $2,401,000 from Orteq Energy Technologies, which is indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company.

Penta Madero, LLC

        For the year ended December 31, 2018, we purchased cleaning solutions for our operations totaling approximately $137,000 from Penta Madero, LLC ("Penta Madero"). Carlos Lujan, our Vice President—HSSE and Transportation, is an investor in Penta Madero.

Petroflex North America, LTD

        For the year ended December 31, 2018, we purchased poly pipe for our operations totaling approximately $2,303,000 from Petroflex North America, LTD ("PNA"). Mitchell Shauf, our Senior Vice President—Operations, is an investor in PNA.

Silver Creek Oil & Gas, LLC

        For the year ended December 31, 2018, we provided services totaling approximately $644,000 to Silver Creek Oil & Gas, LLC ("Silver Creek"), under an MSA. Our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, serve on the board of Silver Creek. Each of B-29 Investments, LP, an entity controlled by John D. Schmitz, and funds controlled by Crestview GP owns 49.5% of the membership interests in Silver Creek.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and Select Energy Services must identify in this Proxy Statement those persons who did not file such reports when due.

        Based solely upon a review of Forms 3 and 4 and any amendments furnished to Select Energy Services during our full year ended December 31, 2018, and Forms 5 and any amendments furnished to Select Energy Services with respect to the same year, other than as listed below, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

        On January 19, 2018, each of our executive officers were granted restricted stock under the 2016 Plan (defined below) and failed to file, on a timely basis, his or her respective report on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transaction. The Forms 4 required to be filed by each of our executive officers in connection with the grants of restricted stock were filed on February 8, 2018.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and/or those of our predecessor since 2016. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

  Principal Accountant Fees and Services

        The following table provides information regarding the aggregate fees incurred by the Company, and its predecessor and the previous owners, from Grant Thornton LLP during the last two fiscal years:

	Company, or its Predecessor and the Previous Owners
	2018	2017
Audit Fees(1)	$1,722,900	$1,151,130
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$1,722,900	$1,151,130

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. For 2018 and 2017, those fees primarily related to the audit of annual financial statements, reviews of quarterly financial statements, and other professional services rendered related to our initial public offering registration statement on Form S-1.

(2)
Audit-related fees represent amounts billed in each of the years presented for assurance and related services (e.g., audits of benefit plans, due diligence for possible acquisitions or consultations pertaining to new and proposed accounting or regulatory rules). No such services were rendered by Grant Thornton LLP during the years ended December 31, 2018 and 2017.

(3)
Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice and tax planning. No such services were rendered by Grant Thornton LLP during the years ended December 31, 2018 and 2017.

(4)
All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available at www.selectenergyservices.com.

Vote Required

        The approval of the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Grant Thornton LLP as Select Energy Services' independent registered public accounting firm for fiscal year 2019.

Report of the Audit Committee of the Board of Directors

        The following report of the Audit Committee of the Company, dated February 25, 2019 shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee of the Board is responsible for independent, objective oversight of the Company's accounting functions and internal control over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by the New York Stock Exchange (NYSE) listing standards. The Audit Committee operates under a written charter approved by our Board, which is available on the Company's website at www.selectenergyservices.com.

        Management is responsible for the Company's internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        Grant Thornton LLP served as the Company's independent auditor during 2018 and was appointed by the Audit Committee to serve in that capacity for 2019 (and we are seeking ratification by the Company's stockholders at this Annual Meeting of such appointment). Grant Thornton LLP has served as the Company's independent auditor since prior to its initial public offering in 2017.

        In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2018 audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2018. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 1301 "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board (PCAOB).

        The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor's communications with the audit committee concerning independence and has discussed with the independent auditor that firm's independence.

        Based upon the Audit Committee's review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019.

Audit Committee of the Board of Directors
Richard A. Burnett, Chairman Keith O. Rattie, Member David A. Trice, Member

PROPOSAL 3:
APPROVAL OF THE AMENDMENT TO OUR CHARTER TO CHANGE THE STOCKHOLDER VOTE REQUIRED TO AMEND OUR BYLAWS FROM 66 2/3% TO A MAJORITY VOTE REQUIREMENT

        We are requesting that our stockholders approve an amendment to our Third Amended and Restated Certificate of Incorporation (the "Charter") to change the stockholder vote required to amend our Bylaws from 66 2/3% to a majority vote requirement.

        Article 8.1 of the Company's Charter currently requires the affirmative vote of at least 66 2/3% of the outstanding voting power of the Company to amend the Bylaws.

        The Board reviews the Company's corporate governance practices on a continuing basis. In light of evolving practices, the Board has determined that it is in the best interests of the Company to amend the Charter to change the 66 2/3% stockholder vote requirement for amendments to the Bylaws to a majority vote requirement. The Board believes a "majority of outstanding shares" standard is more appropriate for the Company and its stockholders, will enhance corporate governance and will enable our Board to pursue long-term corporate strategies for the benefit of its stockholders overall. The majority voting requirement will give stockholders enhanced flexibility to amend the Company's Bylaws, while ensuring that fundamental changes made by stockholders will be acceptable to the holders of a majority of our common stock.

        The proposed amendment may, if adopted, make it easier for one or more stockholders to change the Company's Bylaws and, therefore, make it more difficult for the Board to protect stockholders' interests. The Board does not believe that decreasing the stockholder vote required for amendments to the Bylaws will have a significant impact on any attempt to gain control of Select Energy Services. The Board is not aware of any present threat or attempt to gain control of Select Energy Services and this Proposal 3 is not in response to any such action. Nevertheless, there are other actions that the Board can take to protect stockholders' interests on such occasions. If this Proposal 3 is not approved, the current 66 2/3% voting requirement described above will remain in place.

Summary of the Proposed Amendment

        Article 8.1 of the Company's Charter currently provides that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Charter, the Bylaws may be amended by the common stockholders by the affirmative vote of at least 66 2/3%of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

        If the stockholders approve Proposal 3, then Article 8.1 of the Charter will allow common stockholders to amend the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Additionally, contingent on Proposal 3 being approved, the Board has approved a corresponding amendment to the Bylaws.

        The Board is proposing this amendment for the reasons described above. It does not otherwise have any current plans to amend any Charter provisions that currently require a 66 2/3% vote, or to take or propose any action contemplated by such provisions, except for those proposed in this proxy. The description of the proposed amendment to the Charter included above is only a summary of the proposed amendment and is qualified in its entirety by reference to the actual text of the proposed amendment included in Appendix A to this Proxy Statement.

Vote Required

        The approval of this proposal will require the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the approval of the amendment to the Third Amended and Restated Certificate of Incorporation.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis ("CD&A") provides information regarding the compensation of our Named Executive Officers ("NEOs"), including the objectives, principles, policies and practices of our executive compensation program. Select's executive compensation program is overseen by the Compensation Committee of our Board (the "Compensation Committee"). This CD&A focuses on how the Compensation Committee sets executive compensation, the components of our 2018 executive compensation program, and the circumstances and factors that the Compensation Committee considered in making its decisions.

        For purposes of this Proxy Statement, our 2018 executive compensation program is presented for the following executives who, for the year ended December 31, 2018, were our principal executive officer, principal financial officer, and three other most highly compensated executive officers, and also includes compensation information for other individuals who would have been among our three other most highly compensated executive officers during 2018, or served as our principal executive officer or principal financial officer during 2018, but were not serving as executive officers at the end of 2018:

Name	Principal Position
Holli Ladhani	President, Chief Executive Officer, and Director
Nick L. Swyka	Chief Financial Officer and Senior Vice President*
Gary M. Gillette	Chief Administrative Officer and Senior Vice President; Former Chief Financial Officer*
Cody Ortowski	Executive Vice President, Business Strategy
David Nightingale	Executive Vice President, Wellsite Services**
Adam Law	Senior Vice President, General Counsel & Corporate Secretary

*
On May 15, 2018, Mr. Swyka became the Chief Financial Officer and Senior Vice President, and Mr. Gillette transitioned from Chief Financial Officer to Chief Administrative Officer. Effective January 8, 2019, Mr. Gillette's employment with the Company ended.

**
Effective March 29, 2019, Mr. Nightingale's employment with the Company will terminate.

Executive Summary

        As a result of the completion of the Rockwater Merger, we welcomed four new members to the Board of the Company, including one new member to the Compensation Committee. Additionally, the Board appointed Holli Ladhani as our President and Chief Executive Officer, and John Schmitz, our former President and Chief Executive Officer, transitioned to the role of Executive Chairman. The newly reconstituted Compensation Committee set out to develop an executive compensation program structured to achieve a number of objectives, including: align executive interests with our long-term strategy and those of its shareholders; tie a significant portion of compensation directly to our operating performance and execution of strategic objectives; enable us to attract and retain high performing executives through competitive pay practices; and align pay and performance in a way that is transparent and understood by all shareholders.

2018 Compensation Components

        Our executive compensation program currently consists of the following key components, which are described in greater detail below:

Primary Goals of our Executive Compensation Program
Principal Components of Executive Compensation Program		Attract/ Retain/ Motivate	Pay for Performance	Shareholder Alignment
Base Salary	• Salary is an essential factor in attracting and retaining qualified personnel
Annual Cash Incentives	• Provided through the Select Energy Services Inc. Short Term Incentive Program ("STI Plan")
• Awards are tied to achievement of specific annual financial, operational, safety and individual performance goals, all of which contribute to the creation of shareholder value
Long-Term Incentives	• Provided through a combination of time- and performance-based equity awards
• Promotes alignment with shareholders by tying the majority of executive compensation to creation of long-term shareholder value and encouraging executives to build meaningful equity ownership stakes

Compensation Governance Best Practices

        Our Compensation Committee endeavors to ensure our executive compensation program is grounded in good governance practices that the committee believes is in the best interests of our shareholders. These practices include:

What We Do	What We Don't Do
Emphasize at-risk pay and pay for performance	No automatic base salary increases
Maintain stock ownership guidelines	No significant perquisites
Engage an independent compensation consult	No guaranteed annual bonuses
Perform annual risk assessments of compensation programs	No dividends on unearned performance-based equity awards
Half of long-term incentives are performance-based	No hedging No tax gross-ups

What Guides Our Compensation Structure

Compensation Philosophy

        We generally target the middle range of our competitive market for base salaries and target incentive opportunities, and the Compensation Committee maintains a focus on pay-for-performance and compensation in the form of equity awards to leverage the Company's ability to attract, retain and motivate key talent. The structure of our executive compensation program, including base pay and

"at-risk" compensation (short- and long-term incentives), as well as other benefits, is intended to achieve the following objectives:

  •
  Align executive interests with the interests of our shareholders and our long-term strategy while discouraging undue risk taking by emphasizing long-term equity based incentives and requiring executives to retain a significant portion of these incentives earned over time in common shares.

  •
  Foster a pay for performance culture by tying a significant portion of compensation directly to Select's operating performance and execution of strategic objectives, including annual operating performance and return on assets generated over a three-year period, and linking a portion of compensation to individual performance, including behaviors that exemplify Select's values. A large percentage of compensation is "at risk" and performance-related, 73% for the CEO and 71% for the average of the other NEOs (excluding the one-time cliff vested restricted shares granted to Mr. Swyka in connection with the commencement of his employment).

CEO Target Compensation Mix	Average Other NEO Target Compensation Mix

  •
  Attract and retain high performance executives through competitive pay practices (including equity), considering relevant oil and gas services benchmarks and other factors.

  •
  Align pay outcomes with performance in a way that is transparent and understood by all stakeholders through clear and complete disclosure of executive compensation policies and practices, including alignment of certain metrics to strategy.

        The Compensation Committee regularly reviews and considers the effectiveness of the Company's existing compensation programs and modifies such programs or develops new programs to better effectuate the Compensation Committee's compensation objectives.

Compensation Setting Process

        The Compensation Committee has ultimate responsibility for reviewing, evaluating, and approving the compensation of our NEOs. The Compensation Committee is comprised of three independent, non-employee directors on our Board, and it works closely with its independent consultant and management to examine the effectiveness of the Company's executive compensation program throughout the year. A copy of the Committee's charter may be found under the "Investors—Corporate Governance" caption on our website: www.selectenergyservices.com.

        Role of the Compensation Committee.    The Compensation Committee reviews and approves all compensation and awards to the NEOs. The primary role of the Compensation Committee is to review, evaluate and approve, and otherwise discharge the Board's responsibilities relating to, the compensation of the Company's executive officers and directors, including the oversight of risks related to compensation policies and programs, as well as the agreements, plans, policies and programs of the Company to compensate the Company's executive officers and directors. The Compensation Committee on its own reviews the performance and compensation of the CEO and approves her level of compensation. The Compensation Committee may choose to gather input from the Chairman and other members of the Board and may engage in discussions with other persons and advisors as it deems appropriate. For the other NEOs, the Compensation Committee approves each element of compensation following its review of the recommendations made by the CEO. The Compensation Committee also reviews and approves equity-based awards for all recipients other than those hired during the year who do not report directly to the CEO, generally based on recommendations from the CEO and guidance from the Compensation Committee's independent compensation consultant.

        Role of the Chief Executive Officer.    Our CEO is tasked with reviewing compensation for all of our NEOs other than herself, and makes compensation recommendations to the Compensation Committee. The CEO does not participate in the Compensation Committee's determination of her own compensation. The CEO's recommendations are based on her evaluations of the performance of the NEOs based on several factors, including individual performance, business results and general information related to compensation at other public companies. In consultation with the CEO, the Compensation Committee has final approval over the compensation to be paid to the executive officers. Either as a Director of the Company or in her role with management, the CEO regularly is invited to attend meetings of our Board and the Compensation Committee. Additionally, certain members of management may also be invited to attend selected meetings of our Board or the Compensation Committee. Following each such meeting, the CEO and, if applicable, any other invited member of management, is excused from non-management executive sessions of the Board or the Compensation Committee, as applicable.

        Role of the Independent Consultant.    In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Compensation Committee relies on outside experts to assist in its deliberations. During late 2017 and 2018, the Compensation Committee received independent compensation advice and data from Pearl Meyer & Partners, LLC ("Pearl Meyer").

        Pearl Meyer was engaged by the Compensation Committee to provide advice and information regarding:

  •
  Compensation philosophy and practices;

  •
  Peer group composition;

  •
  Compensation program design;

  •
  Short-term and long-term incentive plan administration; and

  •
  Competitive compensation analysis for executive officers and non-executive directors.

        With respect to non-executive director compensation, Pearl Meyer reviewed the Company's philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and non-executive director equity award programs. In connection with these reviews, Pearl Meyer provided the Compensation Committee comparative market assessments of executive and non-executive director compensation levels, including information relative to compensation trends and prevailing practices. The Compensation Committee meets regularly in executive session with Pearl Meyer outside the presence of management.

        The Compensation Committee regularly reviews the services provided by its outside consultants and, after considering the factors listed in Section 303A.05(c)(iv) of the New York Stock Exchange Listed Company Manual, believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis.

        Role of Market Data.    Our Compensation Committee relies in part, but not exclusively, on market data from Pearl Meyer in determining appropriate levels of pay for our NEOs. Market data provided by Pearl Meyer during 2018 included data from compensation surveys and from our peer group. The Committee reviews the composition of our peer group on an annual basis and, after consultation with Pearl Meyer, revises the group as it deems appropriate. The information from the compensation peer group is used to help define the competitive market for executive pay in similarly situated companies in our industry for each of our CEO, Chief Financial Officer and General Counsel. In developing the 2018 peer group, Pearl Meyer employed the following general approach:

  •
  Developed pool of potential peer companies based on the GICS sector (oilfield services), direct competitors identified by management, companies identified as peers by our competitors, companies listed in various institutional investor research reports, and companies listed in shareholder advisor reports

  •
  Identified potential removals due to acquisition, bankruptcy, etc.

  •
  Screened out remaining companies based on a combination of the following:

  •
  Public companies: Eliminated privately-held companies, subsidiaries, recently acquired firms, or financially distressed companies to provide assurance that executive compensation and financial results will be disclosed.

  •
  Company size: Current & projected revenue, employees, market capitalization, and assets, excluding companies outside a reasonable revenue range of Select (e.g. ~1/3x to ~3x) as executive compensation levels are generally correlated with company financial size.

  •
  Financial / Operating / Business: Considered factors such as type of business, structure, geographic footprint, corporate office location, and stock price correlation to provide more appropriate performance comparisons, make pay and performance analyses more meaningful, and ensure that peers are operating in similar areas or are located in areas where direct competition for executives is more pronounced.

        Based upon this screening process, Pearl Meyer suggested and our Compensation Committee adopted the following 16 peers as our peer group for 2018:

Archrock, Inc.	Matrix Service Company	RPC, Inc.
Core Laboratories N.V.	Newpark Resources Inc.	Secure Energy Services Inc.
Exterran Corporation	NOW, Inc.	Superior Energy Services, Inc.
Fairmount Santrol Holdings Inc.	Oil States International, Inc.	TETRA Technologies, Inc.
Forum Energy Technologies Inc.	Precision Drilling Corporation	U.S. Silica Holdings Inc.
Frank's International N.V.

2018 Executive Compensation Program

Base Salary

        Each NEO's base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on individual roles and responsibilities, internal equity, and positioning relative to similarly situated executives in our peer group. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, our Compensation Committee considers individual and company performance over the course of the applicable year.

        The base salary of each of our NEOs for 2018, as established by our Compensation Committee, is as follows:

Executive	Base Salary as of 12/31/18
Holli Ladhani	$650,000
Nick L. Swyka	$300,000
Gary M. Gillette	$270,000
Cody Ortowski	$356,250
David Nightingale	$350,000
Adam Law	$290,000

Annual Cash Incentives

        Annual cash incentives for our NEOs are provided through our STI Plan and are structured to reward achievement relative to annual financial, operational and individual performance objectives. Our Compensation Committee reviews and approves the annual cash incentive awards for each NEO based upon performance goals established by the Compensation Committee at the beginning of the year. Our Compensation Committee established the following target 2018 annual cash incentive awards for our NEOs based on the level of responsibility and ability to impact our overall results, as well as consideration of marketing data:

Executive	2018 Target Annual Incentive (% of Base Salary)
Holli Ladhani	100%
Nick L. Swyka	75%
Gary M. Gillette	75%
Cody Ortowski	80%
David Nightingale	80%
Adam Law	65%

        For the 2018 annual cash incentive awards, the Compensation Committee selected the following metrics, which are based on fully consolidated Company results for Ms. Ladhani and Messrs. Swyka, Gillette, Ortowski and Law and individual segment results for Mr. Nightingale:

  •
  Adjusted earnings before income, taxes, depreciation and amortization ("EBITDA") (as defined in our credit agreement dated November 1, 2017 (our "credit agreement")) increased by any forcasted EBITDA realized from any incremental capital expenditures or acquisitions approved during the 2018 fiscal year, but not contemplated by the 2018 capital budget, which represents 60% of each NEO's potential award;

  •
  Selling, general and administrative expenses ("SG&A") as a percentage of gross revenue for the 2018 fiscal year, which represents 15% of each NEO's potential award;

  •
  Safety metrics based on total recordable incident rate ("TRIR") with a lost-time injury rate ("LTIR") modifier, which represents 15% of each NEO's potential award; and

  •
  Discretionary individual goals, which represent 10% of each NEO's potential award.

        The Compensation Committee annually evaluates the appropriate performance metrics, and relative weighting of those metrics, for our STI Plan based on financial goals, operational goals and strategic plans for the Company. These metrics are chosen to align performance, growth and safety throughout the Company and to emphasize shareholder value.

        Performance targets for each measure are based upon the 2018 budget approved by our Board. The following table sets forth threshold, target and maximum performance goals established by the Compensation Committee with respect to the three company-wide metrics (or segment-wide metrics for Mr. Nightingale), as well as our actual achievement with respect to those performance metrics.

  Company-Wide Metrics for Ms. Ladhani and Messrs. Swyka, Gillette, Ortowski and Law

	2018 Performance Goals				Percent of Target Metric Earned				Percent of Target Bonus Earned
				2018 Actual Performance
	Threshold	Target	Maximum				Weight
EBITDA	$248mm	$310mm	$372mm	$257.6mm	57.5%	x	60%	=	34.5%
SG&A	8.64%	7.2%	5.76%	6.7%	126.25%	x	15%	=	18.9375%
Safety	1.18 TRIR	0.99 TRIR	0.79 TRIR	0.72 TRIR	175%	x	15%	=	26.25%
	0.42 LTIR	0.36 LTIR	0.29 LTIR	0.17 LTIR
TOTAL									79.6875%

  Wellsite Services Segment-Wide Metrics for Mr. Nightingale

	2018 Performance Goals				Percent of Target Metric Earned				Percent of Target Bonus Earned
				2018 Actual Performance
	Threshold	Target	Maximum				Weight
EBITDA	$33.3mm	$41.6mm	$49.9mm	$34.1mm	67.5%	x	60%	=	40.5%
SG&A	6.47%	5.4%	4.3%	6.1%	70%	x	15%	=	10.5%
Safety	1.18 TRIR	0.99 TRIR	0.79 TRIR	1.04 TRIR	90%	x	15%	=	13.5%
	0.42 LTIR	0.36 LTIR	0.30 LTIR	0.17 LTIR
TOTAL									64.5%

        In determining each NEO's discretionary individual achievement award, the Compensation Committee took into account each NEO's individual contributions to our overall performance during 2018, including successes such as integration and achievement of synergies following the Rockwater Merger, achievement of strategic objectives, development of a strategic vision for the Company and overall performance of managed departments, and negative factors such as our share price and the material weaknesses related to fixed asset accounting.

        In light of the above results with respect to the company-wide (or segment-wide, as applicable) portion of the annual cash incentive program for 2018 and the above discussion with respect to the

Compensation Committee's assessment of each NEO's discretionary individual achievements, the Compensation Committee approved the following payments under the STI Plan:

			Percent of Target Earned
Name	Target Bonus		Company-Wide (or Segment- Wide) Metrics Achievement		Individual Achievement (Weighted)		Total Percent of Target Earned	Approved 2018 STI Plan Payout
Holli Ladhani	$650,000		79.6875%	+	5%	=	84.6875%	$550,469
Nick L. Swyka	$130,500	(1)	79.6875%	+	5%	=	84.6875%	$110,517
Gary M. Gillette	$202,500		79.6875%	+	10%	=	89.6875%	$181,617
Cody Ortowski	$285,000		79.6875%	+	15%	=	94.6875%	$269,859
David Nightingale	$280,000		64.5%	+	10%	=	74.5%	$208,600
Adam Law	$188,500		79.6875%	+	10%	=	89.6875%	$169,061

(1)
This amounts reflects Mr. Swyka's $225,000 target bonus, pro-rated based on the number of days remaining in 2018 after the commencement of his employment with us.

Long-Term Incentives

        Our Compensation Committee reviews and approves the equity awards for each NEO. The equity-based awards under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the "2016 Plan") for 2018 are split equally between performance- and time-based awards. The size of the grants to the NEOs were determined based on title and responsibility and, for each NEO, are based on a target award of 175% of such NEO's base salary.

        For the time-based awards granted in 2018, the Compensation Committee approved grants in the form of restricted shares which vest ratably over the three years following the date of grant. In connection with the consummation of his employment, Mr. Swyka also received a supplemental grant of restricted shares which vest on the third anniversary of the date of grant. For the performance-based awards granted in 2018, the Compensation Committee approved grants in the form of performance share units ("PSUs") based on our return on assets ("ROA") over the three-year performance period beginning January 1, 2018 and ending December 31, 2020. The Compensation Committee selected ROA as the performance metric for these awards, because it believes ROA provides the best tool for assessing capital priorities that would achieve the following:

  •
  Encourage thorough and disciplined capital allocation decisions.

  •
  Provide transparency to the next level of management so that award recipients can understand how to impact the metric.

        ROA is calculated based on the percentage obtained by dividing our adjusted net income by our net assets. Adjusted net income is calculated by multiplying 0.79 by our income or loss before tax benefit or expense (as adjusted for clauses (b) through (j) in the definition of "EBITDA" in our credit agreement), and net assets is calculated based on our average total assets, less our current liabilities and intangible assets. Achievement under the ROA at the end of the three-year performance period is determined based on the following scale using linear interpolation between each level of achievement:

Level of Achievement	Return on Assets	Earned PSUs (% of Target)
Below Threshold	< 9.6%	0%
Threshold	9.6%	50%
Target	12%	100%
Maximum	14.4%	175%

Other Compensation Elements

  Retirement Plan

        We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEO, to save for the future. The 401(k) Plan provides a matching contribution in an amount equal to 4% of a participant's eligible compensation.

  Employment Agreements

        We maintain employment agreements with Ms. Ladhani and Mr. Nightingale, which we assumed in connection with the Rockwater Merger, and on March 1, 2019 we entered into employment agreements with Messrs. Swyka and Law. The Compensation Committee believes individual employment agreements are important for attracting and retaining talented executives. Each employment agreement provides for an initial term of two years (three years for Messrs. Swyka and Law) with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal. Each employment agreement provides for an annualized base salary, annual cash incentive bonuses and eligibility to participate in all benefit plans and programs of the Company available to other senior executives of the Company. In addition, the employment agreements contain certain restrictive covenants, including provisions that prohibit, with certain limitations, the NEO from competing with the Company and its affiliates, soliciting any of the Company's or its affiliates' customers, or soliciting or hiring any of the Company's or its affiliates' employees or inducing them to terminate their employment with the Company and its affiliates. These restrictions will generally apply during the term of the NEO's employment with the Company and for two years (one year for Messrs. Swyka and Law) following the termination of such employment. The employment agreements each provide for severance benefits as described below under "Potential Payments Upon Termination or Change in Control."

  Mr. Gillette's Separation Agreement

        On January 4, 2019, we entered into a separation agreement and general release of claims with Mr. Gillette providing for the end of Mr. Gillette's employment with the Company on January 8, 2019. Upon Mr. Gillette's execution and non-revocation of a confirming release of claims, the Company agreed to provide Mr. Gillette with certain separation benefits as described below under "Potential Payments Upon Termination or Change in Control."

Other Compensation-Related Guidelines and Policies

Stock Ownership and Retention Guidelines

        In May 2018, the Board adopted Stock Ownership and Retention Guidelines for all executive officers and directors of the Company. The guidelines for the Company's executive officers are determined by using a multiple of the executive officer's annual base salary or the non-employee director's base annual retainer and converting it into a fixed number of shares. The guidelines are initially calculated using the executive officer's annual base salary as of the later of the date the guidelines were adopted and the date the person became an executive officer subject to the guidelines. The minimum levels of stock ownership are outlined below:

Title	Ownership Guideline
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Executive Vice President	2x annual base salary
Senior Vice President	2x annual base salary
Non-Employee Director	2x base annual retainer

        Stock ownership levels must be achieved by each executive officer or non-employee director within five years of the adoption of the guidelines or within five years of the individual's first appointment as an executive officer or non-employee director, whichever is later. Following any change in title or change in base salary of any executive officer, the corresponding ownership guideline for such person shall be revised accordingly. The executive officer must achieve the new stock ownership level within five years of the effective date of such change in title or base salary.

        Stock that counts toward satisfaction of the Guidelines includes:

  •
  Shares of common stock owned directly by the executive officer or non-employee director;

  •
  Shares of common stock owned indirectly by the executive officer or non-employee director (e.g, by a spouse or other immediate family member residing in the same household or a trust for the benefit of the executive officer or director or his or her family), whether held individually or jointly;

  •
  Time-vesting restricted shares granted under the Company's long-term incentive plans, with the value determined based on the greater of the grant-date value of such shares or the market value of such shares as of the date of determination;

  •
  Shares purchased in the open market; and

  •
  In the case of non-employee directors, shares directly owned by entities, or their affiliates, which are the primary employers of such non-employee directors.

Anti-Hedging Policy

        Because hedging transactions can present the appearance of a bet against the Company, hedging or monetization transactions, whether direct or indirect, involving the Company's securities are completely prohibited. Our Insider Trading Policy prohibits all transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, as the Board feels these transactions may create the appearance of impropriety in the event of any unusual activity in the underlying equity security.

Risk Management

        The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Our management team regularly assesses the risks arising from our compensation policies and practices. The team reviews and discusses the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of base salary, performance-based compensation, and benefits that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market.

  •
  Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of ratable vesting and cliff vesting, each over three-year period.

  •
  An important portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting over a three-year period. This minimizes the benefit of a temporary spike in stock price.

  •
  The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

  •
  Executive officers are subject to certain holding requirements and our insider trading policy.

        Although a significant portion of the compensation provided to NEOs is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is comprised of long-term incentives in the form of restricted stock subject to time based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-based equity incentives, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an "all or nothing" approach.

Accounting and Tax Considerations of Executive Compensation Decisions

        We account for restricted stock and performance share unit awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), which requires us to estimate the expense of an award over the vesting period applicable to such award.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally imposes a $1 million limit on the amount of compensation paid to "covered employees" (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. Compensation paid to certain of our executives will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the company and our shareholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee may conclude that paying compensation at levels in excess of the limits under Section 162(m) is nevertheless in the best interests of the company and our shareholders. It is likely that we will not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2018.

2019 Compensation Matters

        For 2019, the Compensation Committee made the following adjustments to the Company's executive compensation plans.

  Base Salary

        On December 10, 2018, the Compensation Committee adjusted the base salaries of certain of our NEOs, effective January 1, 2019, as set forth in the table below:

Executive	Base Salary as of 1/1/2019
Holli Ladhani	$750,000
Nick L. Swyka	$325,000
Adam Law	$305,000

Annual Cash Incentives

        On December 10, 2018, the Compensation Committee established the following changes to the target 2019 annual cash incentive opportunities for certain of our NEOs, as follows:

Executive	2019 Target Annual Incentive (% of Base Salary)
Nick L. Swyka	80%
Adam Law	75%

        Additionally, the Compensation Committee slightly adjusted the performance metrics for the 2019 selected the following metrics:

  •
  EBITDA increased by any forcasted EBITDA realized from any incremental capital expenditures or acquisitions approved during the 2019 fiscal year, but not contemplated by the 2019 capital budget, which represents 70% of each NEO's potential award;

  •
  Safety metrics based on (i) TRIR with an LTIR modifier, and (ii) motor vehicle incident rate, which collectively represents 10% of each NEO's potential award; and

  •
  Strategic metrics such as free cash flow generation, portfolio positioning and overall management of the business taking into account market conditions, which represent 20% of each NEO's potential award.

Long-Term Incentives

        On January 19, 2019, the Compensation Committee granted long-term equity-based awards to the NEOs under the 2016 Plan, with the total target awards as set forth on the following table:

Executive	2019 Target Long- Term Incentive (% of Base Salary)
Holli Ladhani	360%
Nick L. Swyka	190%
Cody Ortowski	190%
Adam Law	190%

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K.

        This report of the Compensation Committee shall not be deemed "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

Compensation Committee of the Board of Directors
Robert Delaney, Chairman David Baldwin, Member Douglas Wall, Member

2018 EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table summarizes, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Holli Ladhani	2018	$656,731	$32,500	$2,292,495		—		$517,969	$11,000	$3,510,695
(President and Chief	2017	$76,923	$509,963	$1,446,093	(5)	$2,889,431	(6)	—	—	$4,922,370
Executive Officer)
Nick L. Swyka	2018	$183,462	$13,100	$689,990		—		$103,992	$4,154	$994,698
(Chief Financial Officer and Senior Vice President)
Gary M. Gillette	2018	$280,404	$20,250	$544,596		—		$161,367	$23,900	$1,030,517
(Chief Administrative	2017	$225,961	$279,676	—		$132,435		—	$17,238	$655,310
Officer and Senior Vice	2016	$235,000	$150,000	—		—		—	$12,000	$397,000
President; Former Chief Financial Officer)
Cody Ortowski	2018	$356,250	$42,750	$646,711		—		$227,109	$11,000	$1,283,820
(Executive Vice President,	2017	$342,548	$349,037	—		—		—	$6,577	$698,162
Business Strategy)	2016	$356,250	—	—		—		—	—	$356,250
David Nightingale	2018	$356,731	$28,000	$635,398		—		$180,600	$11,000	$1,211,729
(Executive Vice President,	2017	$53,846	$215,579	$854,957	(5)	$1,349,272	(6)	—	—	$2,473,654
Wellsite Services)
Adam Law	2018	$285,962	$168,850	$499,217		—		$150,211	$9,408	$1,113,648
(Senior Vice President, General Counsel & Corporate Secretary)

(1)
The amounts reported in this column for 2018 reflect the discretionary component of our 2018 annual incentive program and sign-on bonuses received (with respect to Mr. Swyka) or earned (with respect to Mr. Law), as set forth on the table below:

Name	Discretionary Bonus under 2018 STI Plan	Sign-On Bonus
Holli Ladhani	$32,500	—
Nick L. Swyka	$6,525	$6,575
Gary M. Gillette	$20,250	—
Cody Ortowski	$42,750	—
David Nightingale	$28,000	—
Adam Law	$18,850	$150,000
(2)
The amounts reported in this column for 2018 represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2018, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated financial statements for the year ended December 31, 2018, which is included in our Annual Report on Form 10-K for the year ended December 31, 2018. See the section of our CD&A above entitled "2018 Executive Compensation Program—Long-Term Incentives" and the "Grants of Plan-Based Awards" table below for additional information regarding these awards.

(3)
During fiscal year 2018, we implemented a new annual incentive program under our STI Plan, as described in more detail in the section of our CD&A above entitled "2018 Executive Compensation Program—Annual Cash Incentives." The portion of the 2018 annual cash incentive awards related to achievement of company-wide or segment-wide performance metrics are reflected in this column, with the portion of the 2018 annual cash incentive awards related to individual and discretionary measures reflected in the "Bonus" column.

(4)
Amounts reported in this column for 2018 represent contributions to the NEO's 401(k) Plan accounts. Additionally, for Mr. Gillette amounts reported in this column for 2018 include an auto allowance ($12,000) and mobile phone reimbursement ($900).

(5)
These amounts represent the aggregate grant date fair value of the restricted stock awards granted as substitute awards in connection with the Rockwater Merger, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. These substitute awards were granted as a replacement for restricted stock awards previously granted by Rockwater over the course of several years that were cancelled in connection with the Rockwater Merger.

(6)
These amounts represent the aggregate grant date fair value of the nonqualified stock options granted as substitute awards in connection with the Rockwater Merger, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. These substitute awards were granted as a replacement for stock options previously granted by Rockwater over the course of several years that were cancelled in connection with the Rockwater Merger.

  Grants of Plan-Based Awards

        The table below includes information about awards granted to our Named Executive Officers during 2018 under the 2016 Plan and the STI Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Holli Ladhani		$292,500	$585,000	$1,023,750
	1/19/18				26,952	53,903	94,330			$1,167,539
	1/19/18							53,903	(3)	$1,124,956
Nick L. Swyka		$101,250	$202,500	$354,375
	5/15/18				8,087	16,174	28,305			$285,309
	5/15/18							16,173	(3)	$274,132
	5/15/18							7,702	(4)	$130,549
Gary M. Gillette		$91,125	$182,250	$318,938
	1/19/18				6,403	12,805	22,409			$277,356
	1/19/18							12,805	(3)	$267,240
Cody Ortowski		$128,250	$256,500	$448,875
	1/19/18				7,603	15,206	26,611			$329,362
	1/19/18							15,206	(3)	$317,349
David Nightingale		$126,000	$252,000	$441,000
	1/19/18				7,470	14,940	26,145			$323,600
	1/19/18							14,940	(3)	$311,798
Adam Law		$84,825	$169,650	$296,888
	1/19/18				5,869	11,738	20,542			$254,245
	1/19/18							11,738	(3)	$244,972

(1)
The amounts in these columns reflect the potential threshold, target and maximum payouts with respect to the company-wide (or segment-wide for Mr. Nightingale) metrics under the 2018 annual cash incentive program under the STI Plan. The amounts reflected herein do not include amounts that may be earned with respect to the individual and discretionary component of the 2018 annual cash incentive program.

(2)
The amounts in these columns represent the number of PSUs granted in 2018 that would become earned upon achievement of threshold, target and maximum levels of performance. The actual number of PSUs that will become earned and vest will not be determinable until the close of the three-year performance period on December 31, 2020 and will depend on our ROA performance over that period.

(3)
These amounts reflect restricted shares granted to the NEOs which vest in one-third increments on each of January 19, 2019, January 19, 2020 and January 19, 2021.

(4)
These amounts reflect restricted shares granted to Mr. Swyka which vest on May 15, 2021, subject to Mr. Swyka's continued employment with us through such vesting date.

(5)
The amounts shown in this column represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2018, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated financial statements for the year ended December 31, 2018, which is included in our Annual Report on Form 10-K for the year ended December 31, 2018. See the section of our CD&A above entitled "2018 Executive Compensation Program—Long-Term Incentives" and the "Grants of Plan-Based Awards" table below for additional information regarding these awards.

Outstanding Equity Awards at 2018 Fiscal Year End

        The following table reflects information regarding outstanding equity based awards held by our NEOs as of December 31, 2018.

										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)
	Option Awards
							Number of Shares or Units of Stock That Have Not Vested (#)(6)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Holli Ladhani	54,145	(1)	—		$15.60	03/14/21
	36,654	(1)	—		$12.77	03/14/21
	14,782	(1)	—		$14.03	03/14/21
	35,968	(1)	—		$13.99	03/14/21
	55,754	(2)	—		$8.97	12/14/25
	95,308		47,654	(3)	$8.66	12/10/26
							74,689	$472,034	53,903	$340,667
Nick L. Swyka							23,875	$150,890	16,174	$102,220
Gary M. Gillette	4,742		9,483	(4)	$20.00	02/07/27
							12,805	$80,928	12,805	$80,928
Cody Ortowski	41,920		—		$20.61	05/25/21
	45,235		—		$14.33	07/11/22
	43,163		—		$14.33	05/07/23
							15,206	$96,102	15,206	$96,102
David Nightingale	12,502	(2)	—		$23.80	05/01/22
	9,020	(2)	—		$27.71	07/15/23
	39,028	(2)	—		$8.97	12/14/25
	57,185		25,592	(3)	$8.66	12/10/26
							14,940	$94,421	14,940	$94,421
Adam Law	2,668		5,334	(5)	$20.00	02/20/27
							12,988	$82,084	11,738	$74,184

(1)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. Approximately one-half of each of these nonqualified stock options was transferred to Ms. Ladhani's spouse pursuant to an Option Transfer Agreement dated November 1, 2017.

(2)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger.

(3)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. The remaining unexercisable stock options will become exercisable on December 10, 2019, subject to the Named Executive Officer's continued employment with us through such vesting date.

(4)
One half of these unexercisable nonqualified stock options would have become exercisable on each of February 7, 2019 and February 7, 2020; however, in connection with his separation on January 4, 2019, 4,742 of the unexercisable nonqualified stock options were vested and the remainder were forfeited.

(5)
One-half of these unexercisable nonqualified stock options became exercisable on February 20, 2019 and the remaining one-half will become exercisable on February 20, 2020, subject to the Named Executive Officer's continued employment with us through such vesting date.

(6)
The awards reported in this column include restricted stock awards (except as designated below) granted to the Named Executive Officers under the 2016 Plan, which vest as set forth in the following table, subject to the Named Executive Officer's continued employment with us through the applicable vesting date:

Name	Number of Shares That Vest		Remaining Vesting Schedule
Holli Ladhani	53,903		One-third on each of January 19, 2019, January 19, 2020 and January 19, 2021
	20,786	(i)	June 5, 2019
Nick L. Swyka	16,173		One-third on each of January 19, 2019, January 19, 2020 and January 19, 2021
	7,702		May 15, 2021
Gary M. Gillette	12,805		One-third on each of January 19, 2019, January 19, 2020 and January 19, 2021
Cody Ortowski	15,206		One-third on each of January 19, 2019, January 19, 2020 and January 19, 2021
David Nightingale	14,940		One-third on each of January 19, 2019, January 19, 2020 and January 19, 2021
Adam Law	1,250	(ii)	One-half on each of February 20, 2019 and February 20, 2020
	11,738		One-third on each of January 19, 2019, January 19, 2020 and January 19, 2021

(i)
These restricted shares were granted as substitute awards in connection with the Rockwater Merger.

(ii)
These awards reflected restricted stock units rather than restricted shares.
(7)
The amounts in these columns were calculated by multiplying the number of awards reported by $6.32, the closing price of our Class A common stock on the New York Stock Exchange on December 31, 2018.

(8)
The awards reported in this column represent PSUs granted to our Named Executive Officers during fiscal year 2018. The number of outstanding PSUs reported reflects the target number of PSUs that could be earned under the reported awards, which is estimated based on our ROA achievement for the performance period as of December 31, 2018 and is not necessarily indicative of the actual payout that will be earned, if any, at the end of the performance period on December 31, 2020.

Option Exercises and Stock Vested

        The table below reflects restricted shares and restricted stock units granted under the 2016 Plan which vested during the fiscal year ended December 31, 2018. None of our Named Executive Officers exercised outstanding stock options during the fiscal year ended December 31, 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Holli Ladhani	67,606	$865,382
Nick L. Swyka	—	—
Gary M. Gillette	—	—
Cody Ortowski	—	—
David Nightingale	52,259	$684,593
Adam Law	625	$9,875

(1)
The value realized on vesting was calculated as the number of restricted shares and restricted stock units that vested (including shares withheld for tax withholding purposes) multiplied by the closing price of our Class A common stock on the applicable vesting date (or the most recent trading date if such vesting date was not a trading date).

Pension Benefits

        The Company has not maintained, and does not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

        The Company has not maintained, and does not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Separation Agreement with Mr. Gillette

        Following Mr. Gillette's separation on January 4, 2019 and his subsequent execution and non-revocation of a confirming release of claims, Mr. Gillette received the following payments and benefits:

  •
  Lump sum payment of $522,500;

  •
  Monthly reimbursement for up to 3 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that similarly situated employees pay for similar coverage, which based on applicable premiums will total approximately $2,238.87;

  •
  Full payment of the discretionary portion of Mr. Gillette's 2018 annual cash incentive award, with the remaining award based on actual company-wide performance metrics, which 2018 annual cash incentive award was $181,617; and

  •
  Accelerated vesting of 12,805 restricted shares and 4,742 stock options.

Employment Agreements with Ms. Ladhani and Mr. Nightingale

        The employment agreements with Ms. Ladhani and Mr. Nightingale provide that if a NEO's employment is terminated prior to the expiration of the term by the NEO for "good reason," by notice of non-renewal by the Company or by the Company for any reason other than the NEO's death or disability or for "cause," then, subject to the NEO's execution and non-revocation of a release within 50 days following such termination, the NEO will be entitled to receive the following benefits:

  •
  Lump sum payment in an amount equal to two times (or three times if the termination occurs on or within two years after the occurrence of a "change in control") the sum of the NEO's annualized base salary at the time of the termination plus a specified percentage (80% for Ms. Ladhani and

    60% for Mr. Nightingale) of the NEO's annualized base salary at the time of termination, payable on the 60th day following the NEO's termination of employment;

  •
  Lump sum payment of an amount equal to the NEO's unpaid bonus for the prior fiscal year, if any, payable at the same time such bonuses are paid to active executive officers;

  •
  Lump sum payment of an amount equal to the NEO's bonus for the fiscal year in which the termination occurs, if any, as determined in good faith by our Board in accordance with the performance criteria established pursuant to the employment agreement, prorated through and including the date of termination, payable at the same time such bonuses are paid to active executive officers; and

  •
  If the NEO elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), monthly reimbursement for up to 18 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active senior executive employees of the Company pay for similar coverage.

        If Ms. Ladhani's or Mr. Nightingale's employment is terminated for any reason other than those described above, the NEO will continue to receive the compensation and benefits to be provided by the Company until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of the NEO's employment. The employment agreements provide that, in the event any payments to the NEO constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for the NEO.

        As used in Ms. Ladhani and Mr. Nightingale's employment agreements:

  •
  "Cause" means the NEO has (i) engaged in gross negligence or willful misconduct in the performance of the NEO's duties, (ii) materially breached any material provision of the employment agreement or any other written agreement or Company policy or code of conduct, (iii) willfully engaged in conduct that is injurious to the Company or any of its affiliates or (iv) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude.

  •
  "Change in control" means (i) the acquisition by any person of 50% or more of either the outstanding shares of the Company or the outstanding voting securities of the Company, (ii) the incumbent board members cease for any reason to constitute a majority of the Board, or (iii) the consummation of certain transactions unless (a) the pre-transaction owners of the voting securities retain 50% of the outstanding shares and the voting securities and (b) at least a majority of the board of directors of the ultimate parent entity resulting from the transaction were members of the Board at the time of the initial agreement to the transaction. The Rockwater Merger constituted a change in control under the employment agreement with respect to the definition that applied at the time of the Rockwater Merger.

  •
  "Good reason" means (i) a material diminution in the NEO's base salary, other than a 10% or less reduction that applies similarly to all of the Company's executive officers or (ii) a geographic relocation of the NEO's principal place of employment by more than 35 miles for Ms. Ladhani or 50 miles for Mr. Nightingale, subject, in each case, to notice and cure provisions.

Equity Incentive Plan Awards

Substitute Rockwater Awards

        Ms. Ladhani and Mr. Nightingale received substitute stock options and restricted stock awards under the 2016 Plan in connection with the Rockwater Merger as a replacement for stock options and restricted stock awards originally granted by Rockwater that were cancelled in connection with the Rockwater

Merger. With respect to their exercisable stock options, if the NEO's employment is terminated for any reason (other than a termination for "cause"), the NEO shall be entitled to exercise his or her stock options through the expiration date; provided, however, that with respect to one grant of exercisable stock options to Ms. Ladhani (covering 17,984 shares), if Ms. Ladhani's employment is terminated for any reason (other than a termination for cause), Ms. Ladhani shall be entitled to exercise her stock options for a period of only 90 days (or in the event Ms. Ladhani dies or becomes disabled, only 12 months) following the date of such termination of employment. With respect to each NEO's unexercisable stock options, if the NEO's employment is terminated for any reason (other than a termination for cause), such stock options shall become exercisable and the NEO shall be entitled to exercise her stock options through the expiration date. With respect to Ms. Ladhani's unvested restricted stock awards, if Ms. Ladhani's employment is terminated for any reason (other than a termination for cause), such restricted shares will become fully vested.

  Mr. Law's Restricted Stock Units

        Mr. Law's outstanding restricted stock units will become fully vested if Mr. Law's employment is terminated as a result of his death or "disability."

  Messrs. Gillette's, Ortowski's and Law's Stock Options

        The outstanding stock options held by each of Messrs. Gillette, Ortowski and Law will become fully vested and exercisable if the NEO's employment is terminated as a result of such NEO's death or disability and will remain outstanding and exercisable until the earliest to occur of (i) the expiration of the option and (ii) the first anniversary of the date of termination. Upon any other termination of employment, the outstanding stock options held by each of Messrs. Gillette, Ortowski and Law, to the extent vested, will remain outstanding and exercisable for 30 days following the date of such termination, and to the extent unvested, will be automatically forfeited upon such termination.

  Performance Share Units

        Upon a termination of an NEO's employment as a result of (i) a termination by the Company without cause, (ii) a resignation for "good reason," or (iii) such NEO's death or disability, the service requirement with respect to the PSUs shall be deemed to be satisfied, and such PSUs shall remain outstanding and subject to actual performance through the end of the applicable performance period. Upon an NEO's "retirement," the service requirement with respect to a pro-rata portion of the NEO's target PSUs shall be deemed to be satisfied, and such pro-rata portion shall remain outstanding and subject to actual performance through the end of the applicable performance period.

        Upon a "change in control," a pro-rata portion of the target PSUs held by the NEOs will become earned to the extent the performance goal has been achieved as of the change in control date assuming the performance period ended on the date of such change in control. The remaining pro-rata portion of the target PSUs shall remain outstanding following such change in control; provided that, if the Company does not continue following such change in control, the surviving, continuing or purchasing entity shall provide for a replacement or substitute award on substantially similar terms to the PSUs.

  Restricted Stock Awards

        The unvested restricted shares held by our NEOs will become fully vested if the NEO's employment is terminated as a result of such NEO's death or disability. Additionally, if the NEO is terminated by the Company without cause or resigns for good reason within the two-year period following a change in control, the unvested restricted shares will become fully vested. Upon an NEO's retirement, a pro-rata portion of the unvested restricted shares will become vested.

        As used in the foregoing equity incentive plan awards:

  •
  "Cause" for purposes of the substitute Rockwater awards has the meaning provided in Ms. Ladhani's and Mr. Nightingale's employment agreement. "Cause" for purposes of the other awards has the meaning that applies for purposes of the NEO's employment agreement, or if no agreement exists, means that the NEO has (i) engaged in gross negligence or willful misconduct in the performance of the NEO's duties, (ii) materially breached any material provision of a written agreement between the NEO and the Company or corporate policy or code of conduct, (iii) willfully engaged in conduct that is materially injurious to the Company or its affiliates, or (iv) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonesty or moral turpitude.

  •
  "Change in control" means the occurrence of any of the following: (i) acquisition by any person of securities possessing more than 50% of the total voting power of the Company, (ii) a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by at least a majority of the members of the Board prior to the date of such appointment or election, (iii) consolidation, merger or other transaction involving the Company if, after such transaction, the stockholders immediately prior to such transaction do not possess ownership of securities representing at least 50% of the voting power of the Company or surviving or continuing corporation, (iv) sale of all or substantially all of the assets of the Company, or (v) a liquidation, dissolution or winding up of the Company. For purposes of the PSUs, a change in control must also constitute a "change in control event" for purposes of Section 409A of the Code.

  •
  "Disability" has the meaning that applies for purposes of the NEO's employment agreement, or if no agreement exists means the NEO's inability to perform his duties, with reasonable accommodation, due to mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period.

  •
  "Good reason" has the meaning that applies for purposes of the NEO's employment agreement, or if no agreement exists means (i) a material diminution in the NEO's base salary or (ii) a geographic relocation of the NEO's principal place of employment by more than 50 miles, subject, in each case, to notice and cure provisions.

  •
  "Retirement" means the NEO's voluntary resignation on or after attaining age 55 and completing 10 or more full years of service with the Company or its affiliate.

        The foregoing description is not intended to be a comprehensive summary of the employment agreements or equity incentive plan awards and is qualified in its entirety by reference to such agreements, which are on file with the SEC. The following table sets forth the payments and benefits that would be received by each NEO in the event of a termination of employment or a change in control of the Company had occurred on December 31, 2018, over and above any payments or benefits such NEO would otherwise already have been entitled to or vested in on such date under any employment agreement, equity incentive plan award or other plan of the Company.

Name	Death or Disability	Retirement	Termination without Cause; Resignation for Good Reason(1)	Termination without Cause; Resignation for Good Reason within the CIC Protection Period(2)	Change in Control
Holli Ladhani
Cash Severance(3)	—	—	$4,060,469	$4,060,469	—
COBRA Reimbursements(4)	—	—	$0	$0	—
Accelerated Equity(5)	$472,034	$107,448	$131,368	$582,448	$241,781
TOTAL	$472,034	$107,448	$4,191,837	$4,642,917	$241,781
Nick L. Swyka
Accelerated Equity(5)	$102,213	$23,989	—	$135,344	$33,130
TOTAL	$102,213	$23,989	—	$135,344	$33,130
Gary M. Gillette(6)
Accelerated Equity(5)	$80,928	$25,525	—	$107,157	$26,229
TOTAL	$80,928	$25,525	—	$107,157	$26,229
Cody Ortowski
Accelerated Equity(5)	$96,102	$30,311	—	$127,249	$31,148
TOTAL	$96,102	$30,311	—	$127,249	$31,148
David Nightingale(7)
Cash Severance(3)	—	—	$1,680,000	$1,680,000	—
COBRA Reimbursements(4)	—	—	$11,052	$11,052	—
Accelerated Equity(5)	$94,421	$29,781	—	$125,024	$30,603
TOTAL	$94,421	$29,781	$1,691,052	$1,816,076	$30,603
Adam Law
Accelerated Equity(5)	$74,184	$23,398	—	$98,228	$24,044
TOTAL	$74,184	$23,398	—	$98,228	$24,044

(1)
With respect to Ms. Ladhani and Mr. Nightingale, a termination as a result of a non-renewal of the employment agreement by the Company will also be eligible for the benefits set forth in this column. Additionally, because the Rockwater Merger constituted a "change in control" for purposes of Ms. Ladhani's and Mr. Nightingale's employment agreements, the cash severance amounts set forth in this column represent enhanced benefits for the specified termination events within the two-year period following a change of control, as an assumed termination on December 31, 2018 would have been within such protection period.

(2)
The "CIC Protection Period" with respect to the employment agreements and the restricted stock awards is the two-year period following a change in control.

(3)
These amounts are calculated based on the applicable multiplier and the NEO's base salary as of December 31, 2018, as well as a pro-rata portion of the actual 2018 annual cash incentive award earned by the NEO. Because we have assumed that the termination occurred on December 31, 2018, this reflects the full amount of the actual 2018 annual cash incentive award.

(4)
The COBRA reimbursement amounts are based on premiums and elections as of December 31, 2018, which are assumed for purposes of this table to remain the same throughout the applicable reimbursement period.

(5)
These amounts are calculated by multiplying $6.32, the closing price of our Class A common stock on December 31, 2018, by (i) the number of restricted shares and restricted stock units that vest upon the applicable termination or event and (ii) the number of PSUs that become earned upon the applicable termination or event based on actual performance as of December 31, 2018 at 97.5% of target. Because all outstanding, unvested stock options held by our NEOs had an exercise price greater than $6.32, no value is attributed to any accelerated vesting of such stock options upon any termination or a change in control.

(6)
Because the separation benefits provided for under Mr. Gillette's separation agreement were only available if the termination of his employment occurred on January 4, 2019, the amounts set forth in this table for Mr. Gillette describe only the accelerated equity benefits he would have received pursuant to the terms of the applicable equity incentive plan awards if such termination or a change in control occurred on December 31, 2018.

(7)
Effective March 29, 2019, Mr. Nightingale's employment with the Company will terminate. Upon such termination, Mr. Nightingale will receive the benefits set forth in the "Termination without Cause; Resignation for Good Reason" column above.

Employment Agreements with Mr. Swyka and Mr. Law

        The employment agreements with Messrs. Swyka and Law provide that if a NEO's employment is terminated prior to the expiration of the term by the NEO for "good reason" by the Company without "cause" (and not as a result of the NEO's disability) or as a result of the NEO's death, then, subject to the NEO's execution and non-revocation of a release within 50 days following such termination, the NEO will be entitled to receive the following benefits:

  •
  Severance payments equal to the sum of (i) 12 months of the NEO's annualized base salary at the time of termination (18 months if such termination is on or within 15 months following the date of a "change in control") and (ii) the target bonus under the STI Plan for the year in which the termination occurs (1.5x the target bonus if such termination is on or within 15 months following the date of a change in control), payable in installments over 12 months (or 18 months if such termination is on or within 15 months following the date of a change in control);

  •
  Lump sum payment of a pro-rated portion of the NEO's bonus under the STI Plan for the calendar year in which the termination occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to similarly situated employees;

  •
  If the NEO elects COBRA continuation coverage, monthly reimbursement for up to 15 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that similarly situated employees of the Company pay for similar coverage.

        If Mr. Swyka's or Mr. Law's employment is terminated for any reason other than those described above, the NEO will continue to receive the compensation and benefits to be provided by the Company until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of the NEO's employment. The employment agreements provide that, in the event any payments to the NEO constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for the NEO.

        As used in Mr. Swyka's and Mr. Law's employment agreements:

  •
  "Cause" means (i) the NEO's material breach of the employment agreement or any other written agreement with the Company, (ii) the NEO's breach of any law applicable to the workplace or employment relationship or breach of any policy or code of conduct, (iii) the NEO's gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) the commission by the NEO of, or conviction or indictment of the NEO for, or plea of nolo contendre by the NEO to, any felony or crime involving moral turpitude, or (v) the NEO's failure to perform the NEO's obligations or follow any lawful directive from the Company, subject to a notice and cure provision.

  •
  "Change in control" generally has the meaning that applies for purposes of the equity incentive plan awards described above.

  •
  "Good reason" means (i) a material diminution in the NEO's base salary, (ii) a material diminution in the NEO's title or authority, duties and responsibilities, (iii) a geographic relocation of the NEO's principal place of employment by more than 50 miles or (iv) a material reduction in the NEO's target bonus under the STI Plan, subject, in each case, to notice and cure provisions.

        The following table sets forth the payments and benefits that would be received by Mr. Swyka and Mr. Law pursuant to their employment agreements in the event of certain terminations of employment, had such termination occurred on December 31, 2018 and the employment agreements been effective at such time. The employment agreements do not change the treatment of any outstanding equity incentive plan awards reported above.

Name	Termination without Cause; Resignation for Good Reason; or Death	Termination without Cause; Resignation for Good Reason; or Death within the CIC Protection Period(1)
Nick L. Swyka
Cash Severance(2)	$635,517	$898.017
COBRA Reimbursements(3)	$15,885	$15,885
TOTAL	$651,402	$913,902
Adam Law
Cash Severance(2)	$647,561	$886,811
COBRA Reimbursements(3)	$12,240	$12,240
TOTAL	$659,801	$899,051

(1)
The "CIC Protection Period" with respect to the employment agreements is the 15-month period following a change in control.

(2)
These amounts are calculated based on (i) the NEO's base salary as of December 31, 2018, (ii) the NEO's target 2018 annual cash incentive award and (iii) a pro-rata portion of the actual 2018 annual cash incentive award earned by the NEO. Because we have assumed that the termination occurred on December 31, 2018, the pro-rata portion of the 2018 annual cash incentive award reflects the full amount of such award.

(3)
The COBRA reimbursement amounts are based on premiums and elections as of December 31, 2018, which are assumed for purposes of this table to remain the same throughout the applicable reimbursement period.

DIRECTOR COMPENSATION

        We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. In May 2018, we adopted a comprehensive director compensation policy for our non-employee directors (other than directors who are affiliated with Crestview Partners), which consists of:

  1.
  Annual cash retainer of $50,000;

  2.
  Annual grants of restricted shares subject to a one-year vesting period with an aggregate value of $150,000 at the date of grant;

  3.
  Supplemental retainer of $12,500 for the chair of each of the Audit Committee and Compensation Committee; and

  4.
  Supplemental retainer of $10,000 for the chair of the Nominating & Governance Committee.

        Accordingly, on May 4, 2018, each of our non-employee directors (other than directors who are affiliated with Crestview Partners) received restricted stock awards under the 2016 Plan with an aggregate fair market value of approximately $150,000 on the applicable date of grant. These restricted stock awards will vest on the first anniversary of the date of grant, May 4, 2019. As discussed above under "Compensation Discussion and Analysis—Other Compensation-Related Guidelines and Policies—Stock Ownership and Retention Guidelines," our non-employee directors are subject to certain stock ownership and retention requirements.

        All members of our Board are also be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their services to us. Additionally, we purchase and maintain directors' and officers' liability insurance for, and provide indemnification to, each member of our Board.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David C. Baldwin	$92,329	$147,106	$239,435
Richard A. Burnett	$82,774	$147,106	$229,880
Keith O. Rattie	$90,575	$147,106	$237,681
David A. Trice	$83,973	$147,106	$231,079
Douglas J. Wall	$74,521	$147,106	$221,627

(1)
The amounts in this column reflect the aggregate grant date fair value of the restricted shares granted on May 4, 2018 to each of our non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2018, which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein. Each of our non-employee directors held 10,014 unvested restricted shares as of December 31, 2018. Additionally, the aggregate number of options held by our non-employee directors as of December 31, 2018 is as follows: Mr. Baldwin, 0; Mr. Burnett, 5,334; Mr. Rattie, 19,770; Mr. Trice, 17,434; and Mr. Wall, 37,507.

EQUITY COMPENSATION PLAN INFORMATION

        Our only equity compensation plans are the 2016 Plan and the Select Energy Services, Inc. Employee Stock Purchase Plan (the "ESPP"). The 2016 Plan was approved by our stockholders prior to our initial public offering but has not been approved by our public stockholders; however, the First Amendment to the 2016 Plan was approved by our public stockholders in October 2017. The ESPP was approved by our stockholders on May 4, 2018. Please see Note 10 to our consolidated and combined financial statements for the fiscal year ended December 31, 2018, entitled "Equity-Based Compensation," which is incorporated by reference, for a description of our equity compensation plans.

        The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2018:

			(c)
	(a)	(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders
Employee Stock Purchase Plan	—	—	2,190,207
Equity compensation plans not approved by security holders
2016 Equity Incentive Plan	4,755,105	$14.64	3,020,305

Total	4,755,105		5,210,512

(1)
This column reflects (i) all shares of Class A common stock subject to stock options and restricted stock units granted under the 2016 Plan and (ii) the maximum number of shares of Class A common stock that may be issued with respect to performance share units granted under the 2016 Plan, in each case, outstanding as of December 31, 2018.

(2)
This column reflects the total number of shares of Class A common stock (i) subject to outstanding rights under the ESPP and (ii) remaining available for issuance under the 2016 Plan and the ESPP.

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total stockholder return for Select Energy Services, Inc. since its IPO on April 20, 2017 reflecting the Company's common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the cumulative total stockholder return of companies with the New York Stock Exchange Market Value Index (Select Energy's broad equity market index) and the Philadelphia Stock Exchange Oil Service Sector Index.

OTHER MATTERS

        Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Householding Information

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, to inform us of his or her request; or

  •
  If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information

        We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as "EDGAR") system and are publicly available on the Securities and Exchange Commission's website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at www.selectenergyservices.com.

        Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027.

By Order of the Board of Directors,

Adam R. Law Senior Vice President, General Counsel & Corporate Secretary

Houston, Texas—March 22, 2019

Appendix A

Select Energy Services, Inc.'s Proposed Amendment
To its Third Amended and Restated Certificate of Incorporation

        Below is marked text showing the effects of the Charter Amendments on excerpts from the Company's Third Amended and Restated Certificate of Incorporation ("Charter"), as described in Proposal 3. Text stricken through indicates deletions, and text that is underlined indicates additions. The full text of our Charter can be found on the SEC website at www.sec.gov as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019. The complete Charter is also available on our website at www.selectenergyservices.com under the "Investors—Corporate Governance" caption or upon request to the Secretary of the Company.

ARTICLE VIII
BYLAWS

SECTION 8.1.    Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws~~; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the Bylaws may be adopted, altered, amended or repealed by the stockholders of the Corporation only~~ with the affirmative vote of holders of not less than ~~66 2/3~~ 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SELECT ENERGY SERVICES, INC. 515 POST OAK BLVD. SUITE 200 HOUSTON, TX 77027 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E65994-P18491 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SELECT ENERGY SERVICES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect nine director nominees to the Board of Directors of Select Energy Services, Inc.: For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! Yes ! ! ! ! ! ! ! ! ! ! No ! ! ! ! ! ! ! ! ! 1a. John D. Schmitz For Against Abstain 2. To ratify the appointment of Grant Thornton LLP as the independent public accounting firm of Select Energy Services, Inc. for fiscal year 2019; To approve an amendment to our Charter to change the stockholder vote required to amend our Bylaws from a 66 2/3% to a majority vote requirement. ! ! ! ! ! ! 1b. Holli C. Ladhani 1c. Robert V. Delaney 3. 1d. Adam J. Klein NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 1e. David C. Baldwin 1f. Douglas J. Wall 1g. Richard A. Burnett 1h. Keith O. Rattie 1i. David A. Trice Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E65995-P18491 SELECT ENERGY SERVICES, INC. Annual Meeting of Stockholders May 10, 2019 1:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John D. Schmitz and Holli C. Ladhani, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECT ENERGY SERVICES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., local time on May 10, 2019 at 1800 West Loop South, Suite 1210, Houston, Texas 77027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side